Filed Pursuant to Rule 424(b)(3)

Registration No. 333-221709

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 6, 2017)

22,638,553 Shares

6,062,500 Warrants

This Prospectus Supplement supplements the prospectus dated December 6, 2017 (as supplemented to date, the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (Registration Statement No. 333-221709). The Prospectus and this prospectus supplement relate to the disposition from time to time of up to 22,638,553 shares of our common stock and up to 6,062,500 warrants, which are held or may be held by the selling securityholders named in the Prospectus. We will not receive any proceeds from the sale of our securities offered by the selling securityholders under the Prospectus.

This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement. This prospectus supplement updates, amends and supplements the information included or incorporated by reference in the Prospectus. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements to it.

Current Report on Form 8-K

On July 19, 2018, we filed a Current Report on Form 8-K with the Securities and Exchange Commission. The portion of the text of such Form 8-K that is treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is attached hereto.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves a high degree of risk. In reviewing the Prospectus and this prospectus supplement, you should carefully consider the matters described under the heading “Risk Factors” beginning on page 5 of the Prospectus.

You should rely only on the information contained in the Prospectus, this prospectus supplement or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 20, 2018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2018 (July 19, 2018)

RIMINI STREET, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37397	36-4880301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3993 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169

(Address of principal executive offices) (Zip Code)

(702) 839-9671
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously reported, on June 18, 2018, Rimini Street, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with several accredited investors (the “Purchasers”) for a private placement (the “Private Placement”) of shares of the Company’s 13.00% Series A Redeemable Convertible Preferred Stock, par value $0.0001 (the “Series A Preferred Stock”), shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and convertible secured promissory notes (the “Promissory Notes”), with no principal amount outstanding at issuance that solely collateralize amounts, if any, that may become payable by the Company pursuant to certain redemption provisions of the Series A Preferred Stock.

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 12, 2018, stockholders of the Company voted to approve the issuance of securities in connection with the Private Placement. On July 19, 2018, the Company and the Purchasers closed the Private Placement, in which: (1) the Company issued to the Purchasers an aggregate of 140,000 shares of Series A Preferred Stock and 2,896,556 shares of Common Stock; (2) the Purchasers paid to the Company an aggregate of $133 million in cash proceeds after deduction of original issue discount of $7 million; (3) the Company filed a Certificate of Designations (“CoD”) with the State of Delaware setting forth the rights, preferences, privileges, qualifications, restrictions and limitations on the Series A Preferred Stock; (4) the Company entered into a Registration Rights Agreement with the Purchasers setting forth certain registration rights of the Purchasers relating to the shares of Series A Preferred Stock and Common Stock issued in the Private Placement (the “Registration Rights Agreement”); (5) the Company delivered a Promissory Note to each Purchaser with no principal amount outstanding at issuance that solely collateralize amounts, if any, that may become payable by the Company pursuant to certain redemption provisions of the Series A Preferred Stock; and (6) the Company entered into a Security Agreement (as defined below).

Pursuant to the Registration Rights Agreement with the Purchasers entered into at the closing of the Private Placement, the Company agreed, among other things, to file one or more registration statements with SEC to cover the resale of the shares issued and sold in the Private Placement. The disclosure set forth in the description of the terms of the Registration Rights Agreement set forth under the heading “Registration Rights” in the Company’s Definitive Proxy Statement filed with the SEC on July 2, 2018, is incorporated in this Item 1.01 by reference.

On July 19, 2018, in connection with the closing of the Private Placement and the issuance of a Promissory Note for the benefit of each Purchaser, the Company entered into a Security Agreement, by and among the Company, as a grantor, the other grantors party thereto from time to time and Victory Park Management, LLC, as administrative agent for the secured parties, in respect of the Company’s assets collateralizing the amounts that may become payable pursuant to the Promissory Notes if certain redemption provisions of the Series A Preferred Stock are triggered in the future (the “Security Agreement”).

The information contained below under Item 2.03 regarding the Promissory Notes is hereby incorporated by reference into this Item 1.01.

The foregoing descriptions of the Registration Rights Agreement, the Promissory Notes and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of such documents, which are filed as exhibits to this Current Report on Form 8-K and are incorporated in this Item 1.01 by reference.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

In connection with the closing of the Private Placement described in Item 1.01 hereof, on July 19, 2018, the Company used substantially all of the cash proceeds to repay all outstanding indebtedness and fees under its term loan financing agreement dated June 24, 2016, as amended, by and among the Company and a syndicate of lenders (the “Credit Facility”) and terminated the Credit Facility. Prior to its termination, the Credit Facility provided the Company with an aggregate commitment of up to $125.0 million, including $17.5 million that was undrawn. The aggregate cash payment to terminate the Credit Facility was $132.8 million and consisted of make-whole applicable premium of approximately $7.3 million and an aggregate of $125.5 million for principal, accrued interest and fees, mandatory exit fees, and delayed amendment fees. Absent its early termination and repayment, the maturity date of the Credit Facility would have been June 2020.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

In connection with the completion of the Private Placement described in Item 1.01 hereof, the Company issued a Promissory Note to each of the Purchasers, which Promissory Notes create a direct financial obligation of the Company. The Form of Promissory Note, which is filed hereto as Exhibit 10.2, and the description of the terms of the Promissory Notes set forth under the heading “Promissory Notes” in the Company’s Definitive Proxy Statement filed with the SEC on July 2, 2018, are incorporated in this Item 2.03 by reference. Such descriptions are only summaries of the terms of the Promissory Notes and are qualified in their entirety by reference to the full text of such form of Promissory Note.

The information contained above under Item 1.01 regarding the Security Agreement is hereby incorporated by reference into this Item 2.03.

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ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The information contained above under Item 1.01 is hereby incorporated by reference into this Item 3.02. The shares of Common Stock and Series A Preferred Stock and the Promissory Notes were offered and sold by the Company without registration under the Securities Act of 1933, as amended (the “Securities Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(a)(2) of the Securities Act and in reliance on similar exemptions under applicable state laws. The Company relied on this exemption from registration based in part on representations made by the Purchasers. Neither this Current Report on Form 8-K, nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the securities described herein.

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

The disclosure set forth in Item 5.03 below is hereby incorporated by reference into this Item 3.03.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On July 19, 2018, in connection with the closing of the Private Placement, the Company filed the CoD with the State of Delaware setting forth the rights, preferences, privileges, qualifications, restrictions and limitations on the Series A Preferred Stock with the Secretary of State of the State of Delaware. A copy of such CoD, which is filed as Exhibit 3.1 hereto, as well as the description of the terms of the CoD set forth under the heading “Description of Series A Preferred Stock” in the Company’s Definitive Proxy Statement filed with the SEC on July 2, 2018, are incorporated in this Item 5.03 by reference. This description is only a summary of the terms of such CoD and is qualified in its entirety by reference to the full text of such document.

ITEM 8.01	OTHER EVENTS

On July 19, 2018, the Company issued a press release announcing the closing of the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In connection with the termination of the Credit Facility described under Item 1.02 hereof, the Company expects to incur a charge for the write-off of debt discount and issuance costs up to approximately $48 million in the third quarter of 2018.

Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may,” “should,” “would,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seem,” “seek,” “continue,” “future,” “will,” “expect,” “outlook” or other similar words, phrases or expressions. These forward-looking statements include, but are not limited to, statements regarding any redemption amounts becoming obligations under the Promissory Notes and our expectations as to benefits of the financing transaction described herein, including projections of expected cash savings over the next three years and accelerated growth, future events, future opportunities and growth initiatives. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, continued inclusion in the Russell 2000 Index in the future, changes in the business environment in which Rimini Street operates, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which Rimini Street operates; adverse litigation developments or government inquiry; the final amount and timing of any refunds from Oracle related to our litigation; our ability to raise additional equity or debt financing on favorable terms; changes in taxes, laws and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the success of our recently introduced products and services, including Rimini Street Mobility, Rimini Street Analytics, Rimini Street Advanced Database Security, and services for Salesforce Sales Cloud and Service Cloud products; the loss of one or more members of Rimini Street’s management team; uncertainty as to the long-term value of RMNI common stock; and those discussed under the heading “Risk Factors” in Rimini Street’s Annual Report on Form 10-K filed on March 15, 2018, as updated from time to time by Rimini Street’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings by Rimini Street with the Securities and Exchange Commission. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this Current Report on Form 8-K. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this Current Report on Form 8-K.

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Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date
3.1	Certificate of Designations of 13.00% Series A Redeemable Convertible Preferred Stock
10.1	Registration Rights Agreement, dated July 19, 2018
10.2	Form of Convertible Secured Promissory Note	Schedule 14A	001-37397	Annex D	July 2, 2018
10.3	Security Agreement, dated July 19, 2018
99.1	Press Release, dated July 19, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2018	Rimini Street, Inc.

	By:	/s/ Seth A. Ravin
	Name:	Seth A. Ravin
	Title:	Chief Executive Officer

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Exhibit 3.1

CERTIFICATE OF DESIGNATIONS OF
13.00% SERIES A REDEEMABLE CONVERTIBLE
PREFERRED STOCK,
PAR VALUE $0.0001 PER SHARE, OF
RIMINI STREET, INC.

_______________________

Pursuant to Sections 151 and 103 of the
General Corporation Law of the State of Delaware
_______________________

RIMINI STREET, INC., a corporation organized and existing under the laws of the State of Delaware (and any successor thereof, the “Company”), certifies that pursuant to the authority contained in its Amended and Restated Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company (the “Board of Directors”) has duly approved and adopted the following resolution on June 16 and June 29, 2018:

RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation and Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of 180,000 shares of Preferred Stock, par value $0.0001 per share, having the voting powers and such designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions that are set forth in this resolution of the Board of Directors pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation as follows:

Section 1         Designation. The designation of the series of preferred stock of the Company is “13.00% Series A Redeemable Convertible Preferred Stock,” par value $0.0001 per share (the “Series A Preferred Stock”). Each share of the Series A Preferred Stock shall be identical in all respects to every other share of the Series A Preferred Stock. The Series A Preferred Stock shall be perpetual.

Section 2         Number of Shares. The authorized number of shares of Series A Preferred Stock is 180,000 shares. Shares of Series A Preferred Stock that are redeemed, purchased or otherwise acquired by the Company or converted into another class or series of Capital Stock shall not be reissued as shares of Series A Preferred Stock.

Section 3         Defined Terms and Rules of Construction.

(a)       Definitions. As used herein with respect to the Series A Preferred Stock:

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under direct or indirect common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Agreement Among Noteholders” means that certain Agreement Among Noteholders, dated as of the date hereof, among the holders from time to time party thereto, the Company, and Victory Park Management, LLC, as administrative agent.

“Beneficially Own” shall mean “beneficially own” as defined in Rule 13d-3 under the Exchange Act.

“Board of Directors” shall have the meaning ascribed to it in the preamble.

“Business Day” shall mean a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York, New York or Chicago, Illinois generally are authorized or obligated by law, regulation or executive order to close.

“Bylaws” shall mean the Amended and Restated Bylaws of the Company in effect on the date hereof, as they may be amended from time to time.

“Capital Stock” shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (in each case however designated) stock issued by the Company.

“Cash Dividend” shall have the meaning ascribed to it in Section 4(b).

“Cash Dividend Rate” shall mean 10.00% per annum.

“Certificate of Designations” shall mean this Certificate of Designations relating to the Series A Preferred Stock, as it may be amended from time to time.

“Certificate of Incorporation” shall have the meaning ascribed to it in the preamble.

“Change of Control” shall mean the occurrence of any of the following:

(1) any Person shall Beneficially Own, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, shares of the Company’s Capital Stock entitling such Person to exercise more than 50% of the total voting power of all classes of Voting Stock of the Company, other than an acquisition by the Company, any of the Company’s Subsidiaries or any of the Company’s employee benefit plans (for purposes of this clause (1), “Person” shall include any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act); or

(2) the Company (i) merges or consolidates with or into any other Person, another Person merges with or into the Company, or the Company conveys, sells, transfers or leases all or substantially all of the Company’s assets to another Person or (ii) engages in any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, in each case other than a merger or consolidation:

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(A) that does not result in a reclassification, conversion, exchange or cancellation of the Company’s outstanding Common Stock; provided that the holders of the Common Stock outstanding immediately prior to such transaction hold the majority of the Common Stock immediately following such transaction;

(B) which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity; or

(C) where the Voting Stock outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

“Close of Business” shall mean 5:00 p.m., Eastern Time, on any Business Day.

“Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price, of the shares of the Common Stock on the Nasdaq Market on such date. If the Common Stock is not traded on the Nasdaq Market on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a United States securities exchange or automated quotation system, the last quoted bid price for the Common Stock in the over-the-counter market as reported by OTC Market Group, Inc. or any similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized investment banking firm (unaffiliated with the Company) retained by the Company for such purpose.

“Code” shall mean the Internal Revenue Code of 1986, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

“Commission” shall mean the U.S. Securities and Exchange Commission, including the staff thereof.

“Common Stock” shall mean the common stock, par value $0.0001 per share, of the Company.

“Company” shall have the meaning ascribed to it in the preamble.

“Company Conversion Trigger Date” shall mean any Trading Day after July 19, 2021 as of which the VWAP of the Common Stock has exceeded $11.50 (subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization) on 30 of the immediately preceding forty-five (45) consecutive Trading Days.

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“Debt Documents” shall mean any agreement of the Company and/or its Subsidiaries for unsecured borrowed money in an aggregate principal amount in excess of $25 million (with “principal amount” for purposes of this definition to include undrawn committed or available amounts), together with any related collateral, guarantee and security documents, entered into by the Company and/or its Subsidiaries from time to time, in each case, as may be amended, supplemented, restated, renewed, replaced, refinanced or otherwise modified from time to time. For the avoidance of doubt, (x) obligations under multiple agreements may not be aggregated for purposes of satisfying the definition of Debt Documents, (y) mortgages, real estate leases, capital lease obligations, purchase money agreements, sale-leaseback transactions, equipment financing, inventory financing, letters of credit and receivables financing shall be eligible to constitute Debt Documents and (z) interest rate swaps, currency or commodity hedges and other derivative instruments shall be eligible to constitute Debt Documents measured on the basis of liability to the Company determined as of the date of the most recent quarterly or annual balance sheet of the Company, and not based on notional amount.

“Dividend Payment Date” shall mean January 1, April 1, July 1 and October 1 of each year; provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Series A Preferred Stock on such Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day.

“Dividend Period” shall mean the period commencing on and including a Dividend Payment Date and shall end on and include the day immediately preceding the next Dividend Payment Date; provided that the initial Dividend Period shall commence on and include the Original Issue Date and shall end on and include the day immediately preceding the first Dividend Payment Date.

“Dividend Record Date” shall have the meaning ascribed to it in Section 4(a).

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated by the SEC thereunder.

“Exchange Property” shall have the meaning ascribed to it in Section 9(a).

“Fundamental Change” shall mean the occurrence of any of the following: (1) a Change of Control or (2) the Company, within the meaning of Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors, (a) commences a voluntary case, (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a custodian receiver of it for all or substantially all of its property or (d) makes a general assignment for the benefit of its creditors.

“GAAP” shall mean United States generally accepted accounting principles, as in effect from time to time, applied on a consistent basis.

“Governmental Authority” shall mean any foreign governmental authority, the United States of America, any state of the United States and any political subdivision of any of the foregoing, and any agency, instrumentality, department, commission, board, bureau, central bank, authority, court or other tribunal, in each case whether executive, legislative, judicial, regulatory or administrative (including any office of a district attorney, attorney general or the like).

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“Internal Reorganization Event” shall have the meaning ascribed to it in Section 9(d).

“Junior Stock” shall mean the Common Stock and any other class or series of Capital Stock that ranks junior to the Series A Preferred Stock (1) as to the payment of dividends or (2) as to the distribution of assets on any liquidation, dissolution or winding up of the Company, or both.

“Liquidation Preference” shall initially mean $1,000 per share of Series A Preferred Stock (subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization); provided, however, that to the extent that the Company does not declare and pay a dividend on a Dividend Payment Date pursuant to Section 4(b) and (c), an amount equal to the Preferred Dividend shall be added to the Liquidation Preference of such share on the applicable Dividend Payment Date.

“MAE Redemption Date” shall have the meaning ascribed to it in Section 6(b)(4).

“Mandatory Redemption Date” shall have the meaning ascribed to it in Section 6(b)(1).

“Material Adverse Effect” shall mean any condition, change, event, occurrence or effect (including, without limitation, a Ruling or Proceeding) that, individually or in the aggregate with all other conditions, changes, events, occurrences or effects, is or would reasonably be expected to be materially adverse to the business, assets, liabilities (contingent or otherwise), results of operations or financial condition of the Company; provided, however, in respect of the preceding, that in no event would any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect on or in respect of the Company: (a) any change in applicable Laws or GAAP or any interpretation thereof, (b) any change in interest rates or economic, political, business or financial market conditions generally, (c) any change generally affecting any of the industries in which the Company operates or the economy as a whole, including any change in commodity prices, (d) the announcement, pendency or consummation of the transactions contemplated by the Transaction Documents, (e) compliance with the terms of this Agreement or the taking of any action required by the transactions contemplated by the Transaction Documents, (f) any natural disaster, (g) any acts of terrorism or war or the outbreak or escalation of hostilities or change in geopolitical conditions, (h) any Ruling or Proceeding that is not reasonably expected to materially and adversely impact the Company’s ability to service its existing clients, offer or sell its existing services to new clients (in each case, as of the time of the Ruling or during the pendency of the Proceeding), or any subpoena for documents or other information requested by an enforcement agency of a Governmental Authority against the Company or an executive officer of the Company related to an investigation, (i) any change in trading price or trading volume of the Common Stock or (j) any failure of the Company to meet any projections, forecasts or publicly provided financial guidance, provided that clauses (i) or (j) shall not preclude a determination that any change or effect underlying such change in trading price or trading volume or failure to meet projections or forecasts has resulted in a Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect).

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“Material Litigation Effect” shall mean, with respect to any Proceeding, (a) any Ruling, and/or (b) the delivery of notice to the Investors pursuant to Section 8.19(b) of the Purchase Agreement, in each case, that, individually or in the aggregate with all other conditions, changes, events, occurrences or effects arising out of, resulting from or related to the items set forth in clauses (a) or (b),  is or would reasonably be expected to be materially adverse to the business, assets, liabilities (contingent or otherwise), results of operations or financial condition of the Company.

“Original Issue Date” shall mean, with respect to any share of Series A Preferred Stock, July 19, 2018 or, if such share of Series A Preferred Stock is issued thereafter, on the date of issuance of such share of Series A Preferred Stock.

“Parity Stock” shall mean any class or series of Capital Stock (other than the Series A Preferred Stock) that ranks equally with the Series A Preferred Stock both (1) in the priority of payment of dividends and (2) in the distribution of assets upon any liquidation, dissolution or winding up of the Company (in each case, without regard to whether dividends accrue cumulatively or non-cumulatively).

“Per Share Amount” shall have the meaning ascribed to it in Section 7(a).

“Person” shall mean any individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, joint venture, other entity or group (as defined in the Exchange Act), including a Governmental Authority.

“PIK Dividend” shall have the meaning ascribed to it in Section 4(b).

“PIK Dividend Rate” shall mean 3.00% per annum.

“Preferred Dividend” shall have the meaning ascribed to it in Section 4(b).

“Preferred Stock” shall mean any and all series of preferred stock of the Company, par value $0.0001 per share, including the Series A Preferred Stock.

“Proceeding” shall mean (i) any suit, litigation, arbitration, action, claim, charge, complaint, or (ii) any audit, investigation, inquiry or proceeding, in each case, before a Governmental Authority.

“Purchase Agreement” shall mean that certain Securities Purchase Agreement, dated as of June 18, 2018, by and among the Company and the investors party thereto.

“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract, this Certificate of Designations or otherwise).

“Redemption Amount” shall have the meaning ascribed to it in Section 6(b)(1).

“Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated as of the date hereof, by and among the Company and the investors party thereto.

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“Reorganization Event” shall have the meaning ascribed to it in Section 9(a).

“Reorganization Event Date” shall have the meaning ascribed to it in Section 9(a).

“Ruling” shall mean, any ruling, verdict, decision, finding, judgment, order, determination, indictment or settlement in a matter before a Governmental Authority.

“SEC” shall mean the U.S. Securities and Exchange Commission or any other U.S. federal agency then administering the Securities Act or Exchange Act.

“Secured Promissory Notes” shall have the meaning ascribed to it in Section 6(e).

“Securities Act” shall mean the U.S. Securities Act of 1933, and the rules and regulations of the SEC thereunder.

“Security Agreement” shall mean that certain Security Agreement, dated as of the date hereof, by and among the Company, as a grantor, the other grantors party thereto from time to time and Victory Park Management, LLC, as administrative agent for the secured parties, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Series A Preferred Stock” shall have the meaning ascribed to it in Section 1.

“Subsidiary” of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust or other form of legal entity of which (or in which) more than 50% of (i) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (ii) the interest in the capital or profits of such partnership, joint venture or limited liability company or (iii) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Trading Day” shall mean any Business Day on which the Common Stock is traded, or able to be traded, on the principal national securities exchange or market on which the Common Stock is listed or admitted to trading (including any over-the-counter market).

“Transaction Documents” shall mean the Purchase Agreement, the Certificate of Designations, the Registration Rights Agreement, the Voting Agreements, the Agreement Among Noteholders, the Secured Promissory Notes, and the Security Agreement.

“Voting Agreements” shall mean those certain Voting Agreements, dated as of June 18, 2018, by and among certain parties to the Securities Purchase Agreement and certain of the Company’s stockholders, directors and executive officers, in each case that own shares of common stock of the Company as of the date thereof.

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“Voting Stock” shall mean Capital Stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances (determined without regard to any classification of directors) to elect one or more members of the Board of Directors (without regard to whether or not, at the relevant time, Capital Stock of any other class or classes (other than Common Stock) shall have or might have voting power by reason of the happening of any contingency).

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company) page “Rimini Street Inc.” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized investment banking firm (unaffiliated with the Company) retained by the Company for such purpose).

(b)       Rules of Construction. Unless the context otherwise requires: (i) a term has the meaning assigned to it herein; (ii) an accounting term not otherwise defined herein has the meaning accorded to it in accordance with generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis; (iii) words in the singular include the plural, and in the plural include the singular; (iv) “or” is not exclusive; (v) “will” shall be interpreted to express a command; (vi) “including” means including without limitation; (vii) provisions apply to successive events and transactions; (viii) references to any Section or clause refer to the corresponding Section or clause, respectively, of this Certificate of Designations; (ix) any reference to a day or number of days, unless expressly referred to as a Business Day or Trading Day, shall mean the respective calendar day or number of calendar days; (x) references to sections of or rules under the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules, and any term defined by reference to a section of or rule under the Exchange Act shall include Commission and judicial interpretations of such section or rule; (xi) references to sections of the Code shall be deemed to include any substitute, replacement or successor sections as well as the Treasury Regulations promulgated thereunder from time to time; (xii) headings are for convenience only; and (xiii) unless otherwise expressly provided in this Certificate of Designations, a reference to any specific agreement or other document shall be deemed a reference to such agreement or document as amended from time to time in accordance with the terms of such agreement or document.

Section 4         Dividends.

(a)       Participation with Dividends on Junior Stock. No dividend may be declared or paid on the Junior Stock during a Dividend Period unless a dividend is also declared and paid on the Series A Preferred Stock for such Dividend Period, in addition to any dividends otherwise payable on the Series A Preferred Stock as set forth in Section 4(b) below, in an amount equal to (A) the Per Share Amount as of the Record Date for such dividend (the “Dividend Record Date”) multiplied by (B) the amount per share distributed or to be distributed in respect of the Junior Stock in connection with such cash dividend.

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(b)       Dividends on Series A Preferred Stock. In addition to participation in dividends on Junior Stock as set forth in Section 4(a), holders of the Series A Preferred Stock shall be entitled to receive, on each share of Series A Preferred Stock and with respect to each Dividend Period, (i) an amount payable in cash equal to the Cash Dividend Rate multiplied by the Liquidation Preference per share of Series A Preferred Stock (the “Cash Dividend”) and (ii) an amount payable in kind in additional shares of Series A Preferred Stock equal to the PIK Dividend Rate multiplied by the Liquidation Preference per share of Series A Preferred Stock (the “PIK Dividend”, and together with the Cash Dividend, the “Preferred Dividend”); provided that, on and after the date that is the July 19, 2023, the Preferred Dividend shall be solely payable in cash in an amount per annum equal to the Cash Dividend Rate plus the PIK Dividend Rate. If and to the extent that the Company does not pay the entire Preferred Dividend for a particular Dividend Period on the applicable Dividend Payment Date for such period, the amount of such Preferred Dividend shall be added to the Liquidation Preference in accordance with the definition thereof. Amounts payable at the PIK Dividend Rate and the Cash Dividend Rate shall begin to accrue and be cumulative from the Original Issue Date, whether or not the Company has funds legally available for such dividends or such dividends are declared, shall compound on each Dividend Payment Date and shall be payable in arrears on each Dividend Payment Date. Preferred Dividends that are payable on the Series A Preferred Stock on any Dividend Payment Date shall be payable to holders of record of the Series A Preferred Stock as they appear on the stock register of the Company on the Record Date for such dividend, which shall be the date fifteen (15) days prior to the applicable Dividend Payment Date. Such delivery shall be made, at the option of the applicable holder, in certificated form or by book-entry. Any such certificate or certificates shall be delivered by the Company to the appropriate holder on a book-entry basis or by mailing certificates evidencing the shares to the holders at their respective addresses as set forth in the conversion notice.

Dividends payable at each of the Cash Dividend Rate and the PIK Dividend Rate on the Series A Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable at the Dividend Rate on the Series A Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over such 30-day month.

(c)       Payment of Dividends. Notwithstanding anything to the contrary in this Certificate of Designations, (i) dividends shall be paid only to the extent they are not prohibited under the General Corporation Law of the State of Delaware or any other applicable law, and (ii) cash dividends shall be paid only to the extent there are no provisions in any of the Debt Documents prohibiting the payment of cash dividends on the Series A Preferred Stock in such amount on the applicable Dividend Payment Date. With respect to the PIK Dividend, the number of shares of Series A Preferred Stock to be issued in payment of such PIK Dividend with respect to each outstanding share of Series A Preferred Stock shall be determined by dividing (A) the amount of the PIK Dividend by (B) the Liquidation Preference (excluding any amounts added to the initial Liquidation Preference pursuant to the proviso in the definition of Liquidation Preference and Section 4(b)) per share of Series A Preferred Stock. After taking into account the aggregate amount of any Preferred Dividend paid on all shares of Series A Preferred Stock for any Dividend Period to any holder, to the extent that any aggregate Preferred Dividend would result in the issuance of a fractional share of Series A Preferred Stock to such holder, then the amount of such fraction multiplied by the Liquidation Preference shall be paid in cash (unless there are no legally available funds with which to make such cash payment, in which event such cash amount shall be added to the Liquidation Preference in accordance with Section 4(b)).

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Section 5         Liquidation Rights.

(a)       Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, holders of the Series A Preferred Stock shall be entitled to receive for each share of Series A Preferred Stock, out of the assets of the Company or proceeds thereof (whether capital or surplus) available for distribution to shareholders of the Company, and after satisfaction of all liabilities and obligations to creditors of the Company, on par with each share of Parity Stock but before any distribution of such assets or proceeds is made to or set aside for the holders of Junior Stock, an amount equal to the greater of (1) the sum of (a) the Liquidation Preference per share of the Series A Preferred Stock plus (b) an amount per share equal to accrued but unpaid Preferred Dividends not previously added to the Liquidation Preference from and including the immediately preceding Dividend Payment Date to but excluding the date fixed for such liquidation, dissolution or winding up of the Company and (2) the per share amount of all cash, securities and other property (such securities or other property having a value equal to its fair market value as reasonably determined by the Board of Directors) to be distributed in respect of the Common Stock such holder would have been entitled to receive had it converted such Series A Preferred Stock immediately prior to the date fixed for such liquidation, dissolution or winding up of the Company; provided that if any liquidation, dissolution or winding up of the affairs of the Company occurs prior to July 19, 2021, then holders of the Series A Preferred Stock shall be entitled to receive for each share of Series A Preferred Stock the greater of (A) (i) $406.50 (subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization) minus the aggregate amount of Preferred Dividends actually paid in accordance with Section 4 plus (ii) the Liquidation Preference per share of the Series A Preferred Stock and (B) the per share amount of all cash, securities and other property (such securities or other property having a value equal to its fair market value as reasonably determined by the Board of Directors) to be distributed in respect of the Common Stock such holder would have been entitled to receive had it converted a number of shares of Series A Preferred Stock equal to (i) 1.0938 shares of Series A Preferred Stock (subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization) plus (ii) a number of shares of Series A Preferred Stock (such number may be fractional) equal to (x) the aggregate amount of Cash Dividends that would have been paid from the date of such determination up to and including July 19, 2021 on such share of Series A Preferred Stock divided by (y) the Liquidation Preference, as of the date immediately prior to the date fixed for such liquidation, dissolution or winding up of the Company. To the extent such amount is paid in full to all holders of Series A Preferred Stock and all the holders of Parity Stock, the holders of Junior Stock of the Company shall be entitled to receive all remaining assets of the Company (or proceeds thereof) according to their respective rights and preferences.

(b)       Partial Payment. If in connection with any distribution described in Section 5(a) above the assets of the Company or proceeds thereof are not sufficient to pay the Liquidation Preferences in full to all holders of Series A Preferred Stock and all holders of Parity Stock, the amounts paid to the holders of Series A Preferred Stock and to the holders of all such other Parity Stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series A Preferred Stock and the holders of all such other Parity Stock.

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(c)       Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Company with any other corporation or other entity, including a merger or consolidation in which the holders of Series A Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company, but instead shall be subject to the provisions of Section 9.

Section 6         Redemption.

(a)       Optional Redemption.

(1)       At any time, on one or more occasions, on or prior to July 19, 2021, all or any part of the outstanding Series A Preferred Stock may be redeemed in cash, at the option of the Company, but subject to the right of each holder to first convert the shares of Series A Preferred Stock that the Company proposes to redeem into shares of Common Stock, upon giving notice of redemption pursuant to Section 6(c), at a redemption price per share equal to the sum of (a) $406.50 (subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization) minus the aggregate amount of Preferred Dividends actually paid in accordance with Section 4 plus (b) the Liquidation Preference per share of the Series A Preferred Stock; provided that the Company (i) may not redeem in the aggregate more than $80,000,000 of Series A Preferred Stock pursuant to this Section 6(a)(1), and (ii) (a) may only fund such redemptions with proceeds received by the Company from (x) the issuance and sale of Common Stock or (y) any award resulting from the appeal of the judgment in Oracle USA, Inc., et al. v. Rimini Street, Inc., Case No. 2:10-cv-00106-LRH-PAL in the United States District Court for Nevada, or (b) may make such redemptions using cash from operations provided that the Company has a minimum of $75,000,000 U.S. cash after giving effect to such redemption.

(2)       All or any part of the outstanding Series A Preferred Stock may be redeemed in cash at any time after July 19, 2021, at the option of the Company but subject to the right of the holder to first convert the shares of Series A Preferred Stock that the Company proposes to redeem into shares of Common Stock, at a redemption price per share equal to the sum of (a) the Liquidation Preference per share plus (b) an amount per share equal to accrued but unpaid Preferred Dividends not previously added to the Liquidation Preference on such share of Series A Preferred Stock from and including the immediately preceding Dividend Payment Date to but excluding the date of redemption, upon a minimum of thirty (30) days’ prior written notice of redemption delivered pursuant to Section 6(c).

(3)       Any redemption pursuant to this Section 6 shall be pro rata based on the number of shares of Series A Preferred Stock held by such holders at the time of redemption.

(b)       Mandatory Redemption.

(1)       (a) If and to the extent any shares of Series A Preferred Stock are outstanding as of July 19, 2023 (the “Mandatory Redemption Date”), at the option of the holders of a majority of the shares of Series A Preferred Stock then outstanding, the Company shall redeem all then remaining outstanding shares of Series A Preferred Stock in cash, at a redemption price per share equal to the sum of (a) the Liquidation Preference per share plus (b) an amount per share equal to accrued but unpaid Preferred Dividends not previously added to the Liquidation Preference on such share of Series A Preferred Stock from and including the immediately preceding Dividend Payment Date to but excluding the date of redemption (the “Redemption Amount”), upon a minimum of one hundred twenty (120) days’ prior written notice of redemption delivered pursuant to Section 6(c).

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(2)       Notwithstanding the foregoing, in lieu of paying cash for the Redemption Amount, the Company may, at its option, convert a number of outstanding shares of Series A Preferred Stock into a number of shares of Common Stock for each share of Series A Preferred Stock so converted equal to the quotient of (i) the sum of (A) the Liquidation Preference per share of Series A Preferred Stock plus (B) an amount per share equal to accrued but unpaid Preferred Dividends not previously added to the Liquidation Preference on such share of Series A Preferred Stock from and including the immediately preceding Dividend Payment Date to but excluding the conversion date and (ii) the volume weighted average of the Closing Prices for the sixty (60) consecutive full Trading Days ending on the Trading Day before the Mandatory Redemption Date; provided that the Company may only effect the conversion described in this Section 6(b)(2) with respect to the shares of Series A Preferred Stock (x) if applied to all holders of shares of Series A Preferred Stock pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series A Preferred Stock, and (y) into an aggregate amount of shares of Common Stock not to exceed the aggregate number of shares of Common Stock that have publicly traded during the sixty (60) consecutive full Trading Days ending on the Trading Day before the Mandatory Redemption Date or the applicable amount as determined in accordance with Section 7(c). Any shares of Series A Preferred Stock not converted as a result of the proviso set forth in the immediately preceding sentence shall then be redeemed in cash in accordance with Section 6(b)(1).

(3)       If the Redemption Amount is not paid pursuant to Section 6(b)(1) or Section 6(b)(2) on the Mandatory Redemption Date, then such Redemption Amount shall be satisfied pursuant to the terms of that certain Secured Promissory Note issued to each holder of Series A Preferred Stock, which notes shall have an aggregate principal amount equal to the unpaid Redemption Amount.

(4)       Additionally, if at any time, a Material Adverse Effect or a Material Litigation Effect has occurred in the reasonable determination of the holders of a majority of the shares of Series A Preferred Stock then outstanding (such date of written notice by such holders to the Company thereof, the “MAE Redemption Date”), then the amount that would be payable if all outstanding Series A Preferred Stock were immediately redeemed at a redemption price per share equal to the sum of (a) the Liquidation Preference per share plus (b) an amount per share equal to accrued but unpaid Preferred Dividends not previously added to the Liquidation Preference, in each case, on such share of Series A Preferred Stock from and including the immediately preceding Dividend Payment Date to but excluding the MAE Redemption Date (the “MAE Redemption Amount”) shall be satisfied pursuant to the terms of the Secured Promissory Note issued to each holder of Series A Preferred Stock, which notes shall have an aggregate principal amount equal to the MAE Redemption Amount.

(5)       For the avoidance of doubt, the occurrence of a Material Adverse Effect or a Material Litigation Effect shall only apply for purposes of this Section 6(b) and shall not constitute a breach or an event of default under this Certificate of Designations.

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(c)       Notice of Redemption. Notice of every redemption of shares of Series A Preferred Stock pursuant to Section 6(a) and Section 6(b) shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Company or to the Company, as applicable. Such mailing shall (i) in the case of Section 6(a), be made by the Company at least thirty (30) days and not more than seventy-five (75) days before the date fixed for redemption, and (ii) in the case of Section 6(b)(1), be made by the holders of a majority of the shares of Series A Preferred Stock then outstanding at least one hundred twenty (120) days before the date fixed for redemption. Any notice mailed as provided in this Section 6(c) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the redemption price; and (3) the place or places where certificates for such shares are to be surrendered for payment of the redemption price or instructions for surrendering such shares held in book-entry form.

(d)       Effectiveness of Redemption. If any notice of redemption has been duly given and if on or before the applicable redemption date (pursuant to Section 6(a) or Section 6(b), as applicable) all funds necessary for such redemption have been deposited by the Company, in trust for the pro rata benefit of the holders of the shares of Series A Preferred Stock called for such redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor with no conditions therefor, then, notwithstanding that any certificate for any share so called for such redemption has not been surrendered for cancellation (or, in the case of shares held in book-entry, a corresponding instruction has not been delivered by the holder to the transfer agent), on and after such redemption date dividends shall cease to accrue on all shares so called for such redemption, all shares so called for such redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of one year from such redemption date shall, to the extent permitted by law, be released to the Company, after which time, subject to applicable escheatment laws, the holders of the shares so called for such redemption shall look only to the Company for payment of the redemption price of such shares.

(e)       First Lien Secured Promissory Notes. Upon any redemption amounts in respect of the Series A Preferred Stock becoming obligations pursuant to the first lien secured promissory note (the “Secured Promissory Notes”) issued to each holder of Series A Preferred Stock pursuant to Section 6(b)(3) or Section 6(b)(4) (the “Notes Commencement Date”), notwithstanding that any certificate for any shares of Series A Preferred Stock has not been surrendered for cancellation (or, in the case of shares held in book-entry, a corresponding instruction has not been delivered by the holder to the transfer agent), on and after the Notes Commencement Date, dividends shall cease to accrue on all Series A Preferred Stock, all shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith upon the Notes Commencement Date cease and terminate, except only the right of each holders thereof to receive a Secured Promissory Note.

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Section 7         Conversion.

(a)       Conversion at the Option of the Holders. Subject to Section 7(c), each share of Series A Preferred Stock may be converted on any date, from time to time, at the option of the holder thereof, into the number of shares of Common Stock (the “Per Share Amount”) equal to the quotient of (i) the sum of (A) the Liquidation Preference per share of Series A Preferred Stock plus (B) an amount per share equal to accrued but unpaid Preferred Dividends not previously added to the Liquidation Preference on such share of Series A Preferred Stock from and including the immediately preceding Dividend Payment Date to but excluding the conversion date and (ii) $10.00 (subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization); provided that if any such conversion occurs solely in connection with the exercise of the Company’s optional redemption right set forth in Section 6(a)(1), for purposes of the foregoing calculation, the aggregate number of shares that each share of Series A Preferred Stock that will deemed to be convertible is equal to (i) 1.0938 shares of Series A Preferred Stock (subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization) plus (ii) a number of shares of Series A Preferred Stock (such number may be fractional) equal to (x) the aggregate amount of Cash Dividends that would have been paid from the date of such determination up to and including July 19, 2021 on such share of Series A Preferred Stock divided by (y) the Liquidation Preference, as of the date immediately prior to the date fixed for such conversion. The right of conversion attaching to any shares of Series A Preferred Stock may be exercised by the holders thereof by delivering the shares to be converted to the office of the Company, accompanied by a duly signed and completed notice of conversion in form reasonably satisfactory to the Company. The conversion date shall be the date on which the shares of Series A Preferred Stock and the duly signed and completed notice of conversion are received by the Company. The Person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of such conversion date, and such Person or Persons shall cease to be a record holder of the Series A Preferred Stock on that date. As promptly as practicable on or after the conversion date (and in any event no later than three (3) Trading Days thereafter), the Company shall issue the number of whole shares of Common Stock issuable upon conversion, with any fractional shares (after aggregating all Series A Preferred Stock being converted on such date) paid in cash, calculated by multiplying such fraction by the volume weighted average of the Closing Prices for the thirty (30) Trading Days prior to the date of conversion. Such delivery shall be made, at the option of the applicable holder, in certificated form or by book-entry. Any such certificate or certificates shall be delivered by the Company to the appropriate holder on a book-entry basis or by mailing certificates evidencing the shares to the holders at their respective addresses as set forth in the conversion notice.

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(b)       Conversion at the Option of the Company. Upon the occurrence of a Company Conversion Trigger Date, each share of Series A Preferred Stock may be converted, if the Conversion Trigger Date is still in existence on the Company conversion date, at the option of the Company, into the number of shares of Common Stock equal to the quotient of (i) the sum of (A) the Liquidation Preference per share of Series A Preferred Stock plus (B) an amount per share equal to accrued but unpaid Preferred Dividends not previously added to the Liquidation Preference on such share of Series A Preferred Stock from and including the immediately preceding Dividend Payment Date to but excluding the conversion date and (ii) $10.00 (subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization); provided that the Company may only effect the conversion described in this Section 7(b), (i) twice in any calendar year and (ii) with respect to the shares of Series A Preferred Stock into an aggregate amount of shares of Common Stock not to exceed the aggregate number of shares of Common Stock that have publicly traded during the sixty (60) consecutive full Trading Days ending on the Trading Day before a Company conversion date minus any shares of Common Stock previously issued under this Section 7(b) during such sixty (60) day period. No action shall be required by any holder thereof. The person or persons entitled to receive the shares of Common Stock issuable upon the conversion of Series A Preferred Stock pursuant to this Section 7(b) will be treated as the record holder(s) of such shares of Common Stock as of the Close of Business on such Company Conversion Trigger Date. Prior to the Close of Business on any such Company Conversion Trigger Date, the shares of Common Stock issuable upon mandatory conversion of the Series A Preferred Stock will not be deemed to be outstanding for any purpose and holders shall have no rights with respect to such shares of Common Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding the Series A Preferred Stock.

(c)       Notwithstanding anything to the contrary in this Certificate of Designations, as of any date of determination, the maximum aggregate number of shares of Common Stock into which all holders of shares of Series A Preferred Stock may convert all outstanding shares of Series A Preferred Stock owed to the holders of shares of Series A Preferred Stock shall be equal to (x) 28,500,000 (as adjusted for any splits, combinations, reclassifications or similar adjustments),  minus (y) the total number of shares into which any shares of converted Preferred Stock had been converted prior to such date of determination by all holders of shares of Series A Preferred Stock (as adjusted for any splits, combinations, reclassifications or similar adjustments).

(d)       Common Stock Reserved for Issuance. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the Series A Preferred Stock, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding. Any shares of Common Stock issued upon conversion of Series A Preferred Stock shall be (i) duly authorized, validly issued and fully paid and nonassessable, (ii) shall rank pari passu with the other shares of Common Stock outstanding from time to time and (iii) shall be approved for listing on the principal national securities exchange or market on which the Common Stock is listed or admitted to trading (including any over-the-counter market).

(e)       Taxes. The Company shall pay 50%, and the holder of shares of Preferred Stock shall pay 50%, of any and all transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock of such holder. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Series A Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

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Section 8         Voting Rights.

(a)       General. The holders of shares of Series A Preferred Stock shall be entitled to vote with the holders of shares of Common Stock on all matters submitted to a vote of shareholders of the Company, except as otherwise provided herein or by applicable law. Each holder of shares of Series A Preferred Stock shall be entitled to the number of votes equal to the largest number of whole shares of Common Stock into which all shares of Series A Preferred Stock held of record by such holder could then be converted pursuant to Section 7(a) at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is first executed. The holders of shares of Series A Preferred Stock shall be entitled to notice of any meeting of shareholders of the Company in accordance with the Bylaws.

(b)       Class Voting Rights as to Particular Matters. For so long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by the Certificate of Incorporation and subject to Section 8(c), the affirmative vote or consent of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding and entitled to vote thereon, with respect to clauses (1) and (2) below, and 100% of the shares of Series A Preferred Stock then outstanding and entitled to vote thereon, with respect to clauses (3) and (4) below, in each case, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting any of such actions described in clauses (1), (2), (3) and (4), as applicable, below:

(1)        Dividends, Repurchase and Redemption.

(A)       The declaration or payment of any principal, dividend or distribution on Common Stock, other Junior Stock or Parity Stock if, at the time of such declaration, payment or distribution, Cash Dividends and/or PIK Dividends on the Series A Preferred Stock have not been paid in full in cash, or in the case of the PIK Dividends, fully satisfied with the Series A Preferred Stock; or

(B)       the purchase, redemption or other acquisition for consideration by the Company, directly or indirectly, of any Common Stock, other Junior Stock or Parity Stock (except as necessary to effect (1) a reclassification of Junior Stock for or into other Junior Stock, (2) a reclassification of Parity Stock for or into other Parity Stock with the same or lesser aggregate liquidation preference, (3) a reclassification of Parity Stock into Junior Stock, (4) the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, (5) the exchange or conversion of one share of Parity Stock for or into another share of Parity Stock with the same or lesser per share liquidation amount, (6) the exchange or conversion of one share of Parity Stock into Junior Stock) or (7) effect the repurchase or redemption of Common Stock held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) upon their death, disability, resignation, retirement, severance or termination of employment or service with the Company.

(2)       Amendment of Series A Preferred Stock. Subject to Section 15, any amendment, alteration or repeal of any provision of the Certificate of Incorporation or Certificate of Designations so as to adversely affect the relative rights, preferences, terms, privileges or voting power of the Series A Preferred Stock.

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(3)       Authorizations, Issuances and Reclassifications. The authorization or creation of, issuance of, or reclassification into, Parity Stock (including additional shares of the Series A Preferred Stock) or Capital Stock that would rank senior to the Series A Preferred Stock.

(4)       Amendments. Subject to Section 15, any amendment of Articles 4, 5, 6, 7, 8 and 9 of this Certificate of Designations (or any amendment of the defined terms used therein).

(c)       Changes after Provision for Redemption. No vote or consent of the holders of Series A Preferred Stock shall be required pursuant to Section 8(b) if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series A Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 6 above, including pursuant to any redemption of all outstanding shares of Series A Preferred Stock for which holders of a majority of the shares of Series A Preferred Stock have provided consent thereto.

Section 9         Reorganization Events.

(a)       In the event of:

(1)       any consolidation or merger of the Company with or into another Person or of another Person with or into the Company; or

(2)       any sale, transfer, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety; or

(3)       any statutory share exchange of the Company with another Person (other than in connection with a merger or acquisition),

in each case in which holders of Common Stock would be entitled to receive cash, securities or other property for their shares of Common Stock (any such event specified in this Section 9(a), a “Reorganization Event”), each share of Series A Preferred Stock outstanding immediately prior to such Reorganization Event shall (subject to conversion rights pursuant to Section 7), without the consent of the holder thereof, be exchanged for whichever of the following has the greatest value (as determined by the Board of Directors in its reasonable discretion): (A) an amount in cash equal to the sum of (1) the Liquidation Preference per share of the Series A Preferred Stock plus (2) an amount per share equal to accrued but unpaid Preferred Dividends not previously added to the Liquidation Preference from and including the immediately preceding Dividend Payment Date to but excluding the date on which such Reorganization Event occurs (the “Reorganization Event Date”); (B) an amount equal to the product of (I) the Per Share Amount as of the Reorganization Event Date multiplied by (II) the amount of cash, securities or other property (such securities or other property having a value equal to its fair market value as reasonably determined by the Board of Directors) distributed or to be distributed in respect of the Common Stock in connection with such Reorganization Event to a holder of Common Stock that was not the counterparty to the Reorganization Event or an Affiliate of such counterparty (such cash, securities and other property, the “Exchange Property”); and (C) to the extent the Reorganization Event constitutes or would constitute a Fundamental Change, an amount in cash equal to the product of (x) 105% multiplied by (y) the sum of (1) the Liquidation Preference per share of the Series A Preferred Stock plus (2) an amount per share equal to accrued but unpaid Preferred Dividends not previously added to the Liquidation Preference from and including the immediately preceding Dividend Payment Date to, but excluding, the Reorganization Event Date; provided that if any Reorganization Event occurs prior to July 19, 2021, then holders of the Series A Preferred Stock shall be entitled to receive for each share of Series A Preferred Stock the greatest of (A) (i) $406.50 (subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization) minus the aggregate amount of Preferred Dividends actually paid in accordance with Section 4 plus (ii) the Liquidation Preference per share of the Series A Preferred Stock, (B) the per share amount of all cash, securities and other property (such securities or other property having a value equal to its fair market value as reasonably determined by the Board of Directors) to be distributed in respect of the Common Stock such holder would have been entitled to receive had it converted a number of shares of Series A Preferred Stock equal to (i) 1.0938 shares of Series A Preferred Stock (subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization) plus (ii) a number of shares of Series A Preferred Stock (such number may be fractional) equal to (x) the aggregate amount of Cash Dividends that would have been paid from the date of such determination up to and including July 19, 2021 on such share of Series A Preferred Stock divided by (y) the Liquidation Preference, as of the date immediately prior to the date fixed for such Reorganization Event, and (C) to the extent the Reorganization Event constitutes or would constitute a Fundamental Change, an amount in cash equal to the product of (x) 105% multiplied by (y) the sum of (1) the Liquidation Preference per share of the Series A Preferred Stock plus (2) an amount per share equal to accrued but unpaid Preferred Dividends not previously added to the Liquidation Preference from and including the immediately preceding Dividend Payment Date to, but excluding, July 19, 2021.

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(b)       In the event that the holders of the shares of the Common Stock have the opportunity to elect the form of consideration to be received in a transaction contemplated by Section 9(a), the “Exchange Property” that holders of the Series A Preferred Stock shall be entitled to receive shall be determined by the holders of a majority of the outstanding shares of Series A Preferred Stock.

(c)       The above provisions of this Section 9 shall similarly apply to successive Reorganization Events.

(d)       Notwithstanding anything to the contrary, Section 9(a) shall not apply in the case of, and a Reorganization Event shall not be deemed to be, a merger, consolidation, reorganization or statutory share exchange (x) among the Company and its direct and indirect Subsidiaries or (y) between the Company and any Person for the primary purpose of changing the domicile of the Company (a “Internal Reorganization Event”). Without limiting the rights or the holders of the Series A Preferred Stock set forth in Section 8(b)(2), the Company shall not effectuate an Internal Reorganization Event unless the Series A Preferred Stock shall be outstanding as a class of preferred stock of the surviving company having the same rights, terms, preferences, liquidation preference and accrued and unpaid dividends as the Series A Preferred Stock in effect immediately prior to such Internal Reorganization Event, as adjusted for such Internal Reorganization Event pursuant to this Certificate of Designations after giving effect to any such Internal Reorganization Event. The Company (or any successor) shall, within twenty (20) days of the occurrence of any Internal Reorganization Event, provide written notice to the holders of the Series A Preferred Stock of the occurrence of such event. Failure to deliver such notice shall not affect the operation of this Section 9(d) or the validity of any Internal Reorganization Event.

Section 10       Record Holders. To the fullest extent permitted by applicable law, the Company may deem and treat the record holder of any share of the Series A Preferred Stock as the true and lawful owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary.

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Section 11       Non-circumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations and take all action as may be required to protect the rights of the holders. Without limiting the generality of the foregoing or any other provision of this Certificate of Designations or the other Transaction Documents, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any shares of Series A Preferred Stock above the Liquidation Preference then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of shares of Series A Preferred Stock. Notwithstanding anything herein to the contrary, if each holder is not permitted to convert such holder’s shares of Series A Preferred Stock in full for any reason, the Company shall use commercially reasonable efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to effect such conversion into shares of Common Stock.

Section 12       Notices.

(a)       General. All notices or communications in respect of the Series A Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Bylaws or by applicable law or regulation.

(b)       Notice of Certain Events. The Company shall, to the extent not included in the Exchange Act reports of the Company, provide reasonable written notice to each holder of the Series A Preferred Stock of any event that has resulted in a Fundamental Change.

Section 13      Replacement Certificates. The Company shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Company. The Company shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Company of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Company.

Section 14       Other Rights. The shares of Series A Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein, in the Purchase Agreement or in the Certificate of Incorporation or as provided by applicable law and regulation.

Section 15      Amendments. No amendment of this Certificate of Designations shall be permitted that negatively impacts any holder of Series A Preferred Stock or group of holders of Series A Preferred Stock in a material and disproportionate manner relative to the impact to other holders or group of holders of Series A Preferred Stock without the consent of the holders of a majority of the Series A Preferred Stock that are held by such holder or group of holders of Series A Preferred Stock so affected, as applicable, and no amendment to this Certificate of Designations that provides more favorable terms to a holder of Series A Preferred Stock shall be permitted unless such amendment applies to all holders of Series A Preferred Stock in the same manner or all such other holders of Series A Preferred Stock consent to such terms.

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IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be duly executed and acknowledged by its undersigned duly authorized officer this 19th of July, 2018.

RIMINI STREET, INC.

By:	/s/ Seth A. Ravin
Name: Seth A. Ravin
Its: Chief Executive Officer

SIGNATURE PAGE TO CERTIFICATE OF DESIGNATIONS

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Exhibit 10.1

RIMINI STREET, INC.

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of July 19, 2018 (the "Effective Date"), among Rimini Street, Inc., a Delaware corporation (the "Company"), and each of the investors listed on the signature pages hereto under the caption "Investors" (collectively, with their transferees and assignees that are permitted pursuant to the Securities Purchase Agreement or Promissory Notes, as applicable, and this Agreement, as applicable, the "Investors"). Except as otherwise specified herein, all capitalized terms used in this Agreement are defined in Section 1.

WHEREAS, the Company has agreed to issue and sell to the Investors, and the Investors have agreed to purchase from the Company, an aggregate of 145,000 shares of the Company's 13.00% Series A Redeemable Convertible Preferred Stock (the "Preferred Stock") and 3,000,000 shares of the Company's Common Stock (the "Common Shares"), all upon the terms and conditions set forth in that certain Securities Purchase Agreement, dated of even date herewith, between the Company and the Investors (the "Purchase Agreement"); and

WHEREAS, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1. Definitions.   The following terms shall have the meanings set forth below.

"Acquired Common" has the meaning set forth in Section 9.

"Affiliate" means, as to any Person, any other Person that , directly or indirectly, controls, is controlled by, or is under direct or indirect common control with, such Person, provided that the Company and its Subsidiaries shall not be deemed to be Affiliates of any holder of Registrable Securities. For this purpose, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

"Agreement" has the meaning set forth in the Preamble.

"Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred) and (ii) with respect to any Person that is not a corporation, individual or governmental entity, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on the holder thereof the right to receive a share of the profits and losses of, or the distribution of assets of, the issuing Person, including in each case any and all warrants, rights (including conversion and exchange rights) and options to purchase any of the foregoing.

"Common Shares" has the meaning set for in the Recitals.

"Common Stock" means the Company's common stock, par value $0.0001 per share.

"Company" has the meaning set forth in the Preamble.

"Effective Date" has the meaning set forth in the Preamble.

"End of Suspension Notice" has the meaning set forth in Section 2(c)(ii).

"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated by the SEC thereunder.

"FINRA" means the Financial Industry Regulatory Authority.

"Follow-On Holdback Period" has the meaning set forth in Section 4(a)(i).

"Free Writing Prospectus" means a free-writing prospectus, as defined in Rule 405.

"Governmental Authority" shall mean any foreign governmental authority, the United States of America, any state of the United States and any political subdivision of any of the foregoing, and any agency, instrumentality, department, commission, board, bureau, central bank, authority, court or other tribunal, in each case whether executive, legislative, judicial, regulatory or administrative (including any office of a district attorney, attorney general or the like).

"Holdback Extension" has the meaning set forth in Section 4(a)(ii).

"Holder" means a holder of Registrable Securities.

"Indemnified Parties" has the meaning set forth in Section 7(a).

"Investors" has the meaning set forth in the Preamble.

"Joinder" has the meaning set forth in Section 9.

"Person" means any individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, joint venture, other entity or group (as defined in the Exchange Act), including a Governmental Authority.

"Piggyback Registrations" has the meaning set forth in Section 3(a).

"Preferred Stock" has the meaning set forth in the Recitals.

"Promissory Note" means any secured promissory note issued pursuant to the terms of the Company's certificate of designations for the Preferred Stock.

"Public Offering" means any sale or distribution by the Company and/or holders of Registrable Securities to the public of Common Stock of the Company pursuant to an offering registered under the Securities Act.

"Purchase Agreement" has the meaning set forth in the Recitals.

"Registrable Securities" means (i) the Common Stock issuable upon the conversion of the Preferred Stock or a Promissory Note without giving effect to any conversion limitations (and, for the avoidance of doubt, such Common Stock shall remain Registrable Securities if transferred by any Investor following the Effective Date); (ii) any common Capital Stock of the Company or any Subsidiary issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization; and (iii) the Common Shares held by an Investor or any of its Affiliates. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) they have been sold or distributed pursuant to a Public Offering, (b) they have been sold pursuant to Rule 144 promulgated under the Securities Act, (c) they have been repurchased by the Company or a Subsidiary of the Company, or (d) as to any Investor, such Investor and its Affiliates beneficially own less than $1,000,000 of Registrable Securities and the entire amount of the Registrable Securities held by any Investor may be sold in a single sale without any limitation as to volume or manner of sale pursuant to Rule 144  promulgated under the Securities Act. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder; provided a holder of Registrable Securities may only request that Registrable Securities in the form of Capital Stock of the Company registered or to be registered as a class under Section 12 of the Exchange Act be registered pursuant to this Agreement.

"Registration Expenses" has the meaning set forth in Section 6(a).

"Rule 144", "Rule 158", "Rule 405", "Rule 415" and "Rule 462" mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the Securities and Exchange Commission, as the same shall be amended from time to time, or any successor rule then in force.

"Sale of the Company" means any transaction or series of transactions pursuant to which any Person(s) or a group of related Persons (other than an Investor and its Affiliates) in the aggregate acquires (i) Capital Stock of the Company or the surviving entity entitled to vote (other than voting rights accruing only in the event of a default, breach, event of noncompliance or other contingency) to elect directors with a majority of the voting power of the Company's or the surviving entity's board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company's Capital Stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis; provided that a Public Offering shall not constitute a Sale of the Company.

"SEC" shall mean the U.S. Securities and Exchange Commission or any other U.S. federal agency then administering the Securities Act or Exchange Act.

"Securities" means any Capital Stock of the Company (including Capital Stock of the Company that may be deemed to be owned beneficially by such holder in accordance with the rules and regulations of the Securities and Exchange Commission).

"Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC thereunder.

"Shelf Offering" has the meaning set forth in Section 2(a)(iii).

"Shelf Offering Notice" has the meaning set forth in Section 2(a)(iii).

"Shelf Offering Request" has the meaning set forth in Section 2(a)(iii).

"Shelf Registrable Securities" has the meaning set forth in Section 2(a)(iii).

"Shelf Registration Statement" has the meaning set forth in Section 2(a)(ii).

"Subsidiary" of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust or other form of legal entity of which (or in which) more than 50% of (i) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (ii) the interest in the capital or profits of such partnership, joint venture or limited liability company or (iii) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

"Suspension Event" has the meaning set forth in Section 2(c)(ii).

"Suspension Notice" has the meaning set forth in Section 2(c)(ii).

"Suspension Period" has the meaning set forth in Section 2(c)(i).

"Violation" has the meaning set forth in Section 7(a).

Section 2. Shelf Registrations.

(a) Shelf Registrations.

(i)       Subject to the other applicable provisions of this Agreement, the Company shall prepare and file within 120 days after the date hereof a registration statement covering the sale or distribution from time to time by any Investor holding Registrable Securities, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, of all of the Registrable Securities issued on the date hereof on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the holders), including through the filing of a post-effective amendment to the Company's previously filed Form S-1 (the "Resale Shelf Registration Statement") and shall use its commercially reasonable efforts to cause such Resale Shelf Registration Statement to be declared effective by the SEC as promptly as reasonably practicable after the filing thereof (and in any event within 180 days after the date hereof).

(ii)       Subject to the availability of required financial information and the Company's ability to use Form S-3 or any similar short-form registration statement, as promptly as practicable after the Company receives written notice of a request for any subsequent Shelf Registration, the Company shall file with the Securities and Exchange Commission a registration statement under the Securities Act for the Shelf Registration (a "Subsequent Shelf Registration Statement", and together with the Resale Shelf Registration Statement, a "Shelf Registration Statement"). The Company shall use commercially reasonable efforts to cause any Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable after filing, and once effective, the Company shall cause such Shelf Registration Statement to remain continuously effective for such time period as is specified in such request, but for no time period longer than the period ending on the latest of (A) the third anniversary of the date of filing of such Shelf Registration, (B) the date on which all Registrable Securities covered by such Shelf Registration have been sold pursuant to the Shelf Registration, and (C) the date as of which there are no longer any Registrable Securities covered by such Shelf Registration in existence.

(iii)       In the event that a Shelf Registration Statement is effective, each Investor shall have the right at any time or from time to time to elect to sell pursuant to an offering (including an underwritten offering) Registrable Securities available for sale pursuant to such registration statement ("Shelf Registrable Securities"), so long as the Shelf Registration Statement remains in effect, and the Company shall pay all Registration Expenses in connection therewith. Such Investor shall make such election by delivering to the Company a written request (a "Shelf Offering Request") for such offering specifying the number of Shelf Registrable Securities that the holders desire to sell pursuant to such offering (the "Shelf Offering"); provided that the Company shall not be obligated to effect any such Shelf Offering pursuant to this Section 2(a)(iii) if the holders of Registrable Securities, together with the holders of any other equity securities of the Company entitled to inclusion in such Shelf Offering, propose to sell the Registrable Securities and such other equity securities (if any) at any aggregate price to the public of less than $5,000,000. As promptly as practicable, but no later than 5 business days after receipt of a Shelf Offering Request, the Company shall give written notice (the "Shelf Offering Notice") of such Shelf Offering Request to all other holders of Shelf Registrable Securities (if any). The Company, subject to Sections 2(c) and 8 hereof, shall include in such Shelf Offering the Shelf Registrable Securities of any other holder of Shelf Registrable Securities (if any) that shall have made a written request to the Company for inclusion in such Shelf Offering (which request shall specify the maximum number of Shelf Registrable Securities intended to be disposed of by such Holder) within seven days after the receipt of the Shelf Offering Notice. The Company shall, as expeditiously as possible (and in any event within 10 days after the receipt of a Shelf Offering Request, unless a longer period is agreed to by the Investor that made the Shelf Offering Request), use commercially reasonable efforts to facilitate such Shelf Offering. Each Holder agrees that such Holder shall treat as confidential the receipt of the Shelf Offering Notice and shall not disclose or use the information contained in such Shelf Offering Notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement.

(iv)       Notwithstanding the foregoing, if any Investor wishes to engage in an underwritten block trade off of such Shelf Registration Statement through a take-down from an already existing Shelf Registration Statement, then notwithstanding the foregoing time periods, such Investor only need to notify the Company of the block trade Shelf Offering two business days prior to the day such offering is to commence (unless a longer period is agreed to by such Investor wishing to engage in the underwritten block trade) and no other notice to the other holders of Registrable Securities shall be required, and the Company shall as expeditiously as possible use commercially reasonable efforts to facilitate such offering (which may close as early as three business days after the date it commences); provided that such Investor shall use commercially reasonable efforts to work with the Company and the underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the underwritten block trade.

(v)       The Company shall, at the request of the holders of a majority of the Registrable Securities covered by a Shelf Registration Statement, file any prospectus supplement and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by the holders of a majority of the Registrable Securities to effect such Shelf Offering.

(b) Priority on Shelf Offerings.   Except for any securities of the Company that have associated registration rights existing on the date hereof, the Company shall not include in any Shelf Offering that is an Underwritten Offering any securities that are not Registrable Securities without the prior written consent of the holders of at least a majority of the Registrable Securities included in such registration. If a Shelf Offering is an Underwritten Offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested or required by associated registration rights existing on the date hereof to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such offering prior to the inclusion of any securities which are not (i) Registrable Securities or (ii) securities of the Company required by associated registration rights existing on the date hereof to be included in such offering the number of Registrable Securities requested to be included which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among the respective Holders thereof on the basis of the amount of Registrable Securities owned by each such Holder, subject to any further reduction in the number of Registrable Securities included in such offering in accordance with registration rights associated with any other securities of the Company existing on the date hereof.

(c) Restrictions on Shelf Offerings.

(i)       The Company may suspend the use of a prospectus that is part of a Shelf Registration Statement for up to 60 days (or in the case of clause (A)(z) a period from the date of the Suspension Notice included with the notice provided pursuant to Section 8.19(b) of the Securities Purchase Agreement until disclosure under the Company’s Exchange Act reports of a settlement, plea bargain or out-of-court settlement) from the date of the Suspension Notice (as defined herein) and therefore suspend sales of the Shelf Registrable Securities (such period, the "Suspension Period") by providing written notice to the holders of Registrable Securities if (A) the Company's board of directors determines in its reasonable good faith judgment that the offer or sale of Registrable Securities would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any Subsidiary to engage in (x) any material acquisition of assets or stock (other than in the ordinary course of business) or (y) any material merger, consolidation, tender offer, recapitalization, reorganization or other transaction or (z) any settlement, plea bargain or other out-of-court resolution of a Proceeding (as defined in the Securities Purchase Agreement) involving the Company, (B) upon advice of counsel, the sale of Registrable Securities pursuant to the registration statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law, and (C) (x) the Company has a bona fide business purpose for preserving the confidentiality of such transaction or (y) disclosure would have a material adverse effect on the Company or the Company's ability to consummate such transaction; provided that in such event, the holders of Registrable Securities shall be entitled to withdraw such request for a underwritten Shelf Offering and the Company shall pay all Registration Expenses in connection with such Shelf Offering. The Company may delay or suspend the effectiveness of a Shelf Offering hereunder only once in any twelve-month period; provided that, for the avoidance of doubt, the Company may in any event delay or suspend the effectiveness of a Shelf Offering in the case of an event described under Section 5(a)(vi) to enable it to comply with its obligations set forth in Section 5(a)(vi). The Company may extend the Suspension Period for an additional consecutive 45 days with the consent of the holders of a majority of the Registrable Securities, which consent shall not be unreasonably withheld.

(ii)       In the case of an event that causes the Company to suspend the use of a Shelf Registration Statement as set forth in paragraph (c)(i) above or pursuant to Section 5(a)(vi) hereof (a "Suspension Event"), the Company shall give a notice to the holders of Registrable Securities registered pursuant to such Shelf Registration Statement (a "Suspension Notice") to suspend sales of the Registrable Securities and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing. A Holder shall not effect any sales of the Registrable Securities pursuant to such Shelf Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined herein). Each Holder agrees that such Holder shall treat as confidential the receipt of the Suspension Notice and shall not disclose or use the information contained in such Suspension Notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement. The Holders may recommence effecting sales of the Registrable Securities pursuant to the Shelf Registration Statement (or such filings) following further written notice to such effect (an "End of Suspension Notice") from the Company, which End of Suspension Notice shall be given by the Company to the Holders and to the Holders' Counsel, if any, promptly following the conclusion of any Suspension Event and its effect.

(iii)      Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice with respect to any Shelf Registration Statement pursuant to this Section 2(c), the Company agrees that it shall extend the period of time during which such Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice and provide copies of the supplemented or amended prospectus necessary to resume sales, with respect to each Suspension Event; provided that such period of time shall not be extended beyond the date that there are no longer Registrable Securities covered by such Shelf Registration Statement.

(d) Selection of Underwriters.   If any Shelf Offering is an Underwritten Offering, the holders of a majority of the Registrable Securities participating in such Underwritten Offering shall have the right to select the investment banker(s) and manager(s) to administer the offering relating to such Shelf Offering; provided, any selection by such holders shall be subject to the Company's written consent (but such consent shall not be unreasonably withheld, conditioned or delayed).

Section 3. Piggyback Registrations.

(a) Right to Piggyback.   Whenever the Company proposes to register any of its securities under the Securities Act (other than (i) pursuant to a Demand Registration, (ii) in connection with registrations on Form S-4 or S-8 promulgated by the Securities and Exchange Commission or any successor or similar forms or any other registration relating solely to employee benefits plans, (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), (iv) a registration relating to the offer and sale of debt securities, or (v) a registration relating to a corporate reorganization or other Rule 145 transaction, and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company shall give prompt written notice (in any event within three business days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to the holders of such unregistered Registrable Securities and, subject to the terms of Section 3(c) and Section 3(d), shall use commercially reasonable efforts to include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 days after delivery of the Company's notice.

(b) Piggyback Expenses.   The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations, whether or not any such registration became effective.

(c) Priority on Registrations.   If a Piggyback Registration is an underwritten primary registration on behalf of the Company for its own account or the account of a security holder or holders, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect, pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder, and (iii) third, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect, in each case subject to any further reduction in the number of Registrable Securities included in such offering in accordance with registration rights associated with any other securities of the Company existing on the date hereof.

(d) Underwriting.   Subject to Section 3(c), if any Piggyback Registration is an underwritten offering, the Company shall so advise the holders of Registrable Securities as a part of the written notice given pursuant to Section 3(a). In such event, the right of any holder of Registrable Securities to registration pursuant to this Section 3 shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Securities in the underwriting to the extent provided herein. All holders of Registrable Securities proposing to distribute their securities through such underwriting shall (together with the Company and any other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company. If a holder of Registrable Securities who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such holder shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(e) Right to Terminate Registration.   The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 whether or not any holder of Registrable Securities has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 6.

Section 4. Holdback Agreements.

(a) Holders of Registrable Securities.  If required by the managing underwriter(s) of an underwritten Public Offering, each holder of Registrable Securities shall enter into lock-up agreements with the managing underwriter(s) of an underwritten Public Offering in such form as agreed to by the holders of a majority of the Registrable Securities participating in such Public Offering. In the absence of any such lock-up agreement, each holder of Registrable Securities agrees as follows:

(i)       in connection with all underwritten Public Offerings, such Holder shall not effect any Sale Transaction commencing on the earlier of the date on which the Company gives notice to the holders of Registrable Securities of the circulation of a preliminary or final prospectus for such Public Offering or the "pricing" of such offering and continuing to the date that is 60 days following the date of the final prospectus for such Public Offering (a "Follow-On Holdback Period"), unless, if an underwritten Public Offering, the underwriters managing the Public Offering otherwise agree in writing; and

(ii)       in the event that (A) the Company issues an earnings release or discloses other material information or a material event relating to the Company and its Subsidiaries occurs during the last 17 days of any Follow-On Holdback Period (as applicable) or (B) prior to the expiration of any Follow-On Holdback Period (as applicable), the Company announces that it will release earnings results during the 16-day period beginning upon the expiration of such period, then to the extent necessary for a managing or co-managing underwriter of a registered offering hereunder to comply with FINRA Rule 2711(f)(4), if agreed to by the holders of a majority of the Registrable Securities selling in such Underwritten Offering, the Follow-On Holdback Period (as applicable) shall be extended until 18 days after the earnings release or disclosure of other material information or the occurrence of the material event, as the case may be (a "Holdback Extension").

The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the restrictions set forth in this Section 4(a) until the end of such period, including any Holdback Extension.

(b)       The Company.  The Company (i) shall not file any registration statement for a Public Offering or cause any such registration statement to become effective, or effect any public sale or distribution of its equity securities, or any securities, options or rights convertible into or exchangeable or exercisable for such securities during any Follow-On Holdback Period (as extended during any Holdback Extension), and (ii) shall use commercially reasonable efforts to cause (A) each holder of at least five percent (5%) (on a fully-diluted basis) of its Common Stock that is an Affiliate, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a Public Offering) and (B) each of its directors and executive officers to agree not to effect any Sale Transaction during any Follow-On Holdback Period (as extended during any Holdback Extension), except as part of such underwritten registration, if otherwise permitted, unless the underwriters managing the Public Offering otherwise agree in writing.

Section 5. Registration Procedures.

(a)       Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement or have initiated a Shelf Offering, the Company shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof held by a holder of Registrable Securities requesting registration, and pursuant thereto the Company shall as expeditiously as possible:

(i)       in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder, prepare and file with the Securities and Exchange Commission a registration statement, and all amendments and supplements thereto and related prospectuses, with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(ii)       notify each holder of Registrable Securities of (A) the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (B) the receipt by the Company or its counsel of any notification in writing (1) with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or (2) the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of each registration statement filed hereunder;

(iii)       prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten Public Offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(iv)       furnish to each seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Free Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(v)        use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction or (C) subject itself to taxation in any such jurisdiction);

(vi)       notify each seller of such Registrable Securities (A) promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (B) promptly after receipt thereof, of any request by the Securities and Exchange Commission for the amendment or supplementing of such registration statement or prospectus or for additional information, and (C) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, subject to Section 2(b), at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(vii)      use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on a securities exchange and, without limiting the generality of the foregoing, to arrange for at least two market markers to register as such with respect to such Registrable Securities with FINRA;

(viii)     use commercially reasonable efforts to provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(ix)       enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split, combination of shares, recapitalization or reorganization);

(x)       make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors, managers, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(xi)       take all reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xii)       otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(xiii)       permit any Holder of Registrable Securities which, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to allow such Holder to provide language for insertion therein, in form and substance satisfactory to the Company, which in the reasonable judgment of such Holder and its counsel should be included;

(xiv)       in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction use commercially reasonable efforts promptly to obtain the withdrawal of such order;

(xv)       use commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(xvi)      cooperate with the holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such holders may request;

(xvii)     cooperate with each holder of Registrable Securities covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xviii)    use commercially reasonable efforts to make available the executive officers of the Company to participate with the holders of Registrable Securities and any underwriters in any "road shows" or other selling efforts that may be reasonably requested by the Holders in connection with the methods of distribution for the Registrable Securities;

(xix)       in the case of any underwritten offering, use commercially reasonable efforts to obtain one or more cold comfort letters from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request;

(xx)        in the case of any underwritten offering, use commercially reasonable efforts to provide a legal opinion of the Company's outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten Public Offering, dated the date of the closing under the underwriting agreement), each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature, which opinion shall be addressed to the underwriters and the holders of such Registrable Securities.

(b) Any officer of the Company who is a holder of Registrable Securities agrees that if and for so long as he or she is employed by the Company or any Subsidiary thereof, he or she shall participate fully in the sale process in a manner customary for persons in like positions and consistent with his or her other duties with the Company, including the preparation of the registration statement and the preparation and presentation of any road shows.

(c) The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

(d) If an Investor or any of its Affiliates seek to effectuate a distribution in kind of all or part of their respective Registrable Securities to their respective direct or indirect equityholders, the Company shall, subject to any applicable lock-up agreements, work with the foregoing persons to facilitate such distribution in kind in the manner reasonably requested.

Section 6. Registration Expenses.

(a) The Company's Obligation.   All expenses incident to the Company's performance of or compliance with this Agreement (including, without limitation, all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions) and other Persons retained by the Company) (all such expenses being herein called "Registration Expenses"), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed. Each Person that sells securities pursuant to a Piggyback Registration hereunder shall bear and pay all underwriting discounts and commissions applicable to the securities sold for such Person's account.

(b) Counsel Fees and Disbursements.   In connection with each Piggyback Registration and each Shelf Offering that is an underwritten Public Offering, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration or participating in such Shelf Offering and reasonable disbursements of each additional counsel retained by any holder of Registrable Securities for the purpose of rendering a legal opinion on behalf of such Holder in connection with any underwritten Piggyback Registration or Shelf Offering; provided, the Company's obligation under this Agreement to reimburse holders of Registrable Securities for counsel fees shall not exceed $40,000 per Shelf Offering and any request for such reimbursement shall be accompanied by an invoice reasonably detailing such fees.

Section 7. Indemnification and Contribution.

(a) By the Company.   The Company shall indemnify and hold harmless, to the extent permitted by law, each holder of Registrable Securities, such Holder's officers, directors, managers, employees, agents and representatives, and each Person who controls such Holder (within the meaning of the Securities Act) (the "Indemnified Parties") against all losses, claims, actions, damages, liabilities and expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) caused by, resulting from, arising out of, based upon or related to any of the following statements, omissions or violations (each a "Violation") by the Company: (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus, preliminary prospectus or Free-Writing Prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or communication (in this Section 7, collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance. In addition, the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such losses. Notwithstanding the foregoing, the Company shall not be liable in any such case to the extent that any such losses result from, arise out of, are based upon, or relate to an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus, preliminary prospectus or Free-Writing Prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished in writing to the Company by such Indemnified Party expressly for use therein or by such Indemnified Party's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Indemnified Party with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors, and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Indemnified Parties.

(b) By Each Security Holder.   In connection with any registration statement in which a holder of Registrable Securities is participating, each such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its officers, directors, managers, employees, agents and representatives, and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

(c) Claim Procedure.   Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall impair any Person's right to indemnification hereunder only to the extent such failure has prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its written consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration if such Holders are indemnified parties, at the expense of the indemnifying party.

(d) Contribution.   If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to, or is insufficient to hold harmless, an indemnified party or is otherwise unenforceable with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the holders of Registrable Securities and their successors and assigns agree that it would not be just or equitable if the contribution pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to herein shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Release.   No indemnifying party shall, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(f) Non-exclusive Remedy; Survival. The indemnification and contribution provided for under this Agreement shall be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities and the termination or expiration of this Agreement.

Section 8. Underwritten Offerings.

(a) Participation.   No Person may participate in any offering hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to any over-allotment or "green shoe" option requested by the underwriters; provided that no holder of Registrable Securities shall be required to sell more than the number of Registrable Securities such Holder has requested to include) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Each holder of Registrable Securities shall execute and deliver such other agreements as may be reasonably requested by the Company and the lead managing underwriter(s) that are consistent with such Holder's obligations under Section 4(a), Section 5 and this Section 8(a) or that are necessary to give further effect thereto. To the extent that any such agreement is entered into pursuant to, and consistent with, Section 4 and this Section 8(a), the respective rights and obligations created under such agreement shall supersede the respective rights and obligations of the Holders, the Company and the underwriters created pursuant to this Section 8(a).

(b) Price and Underwriting Discounts.   In the case of an underwritten Shelf Offering requested by Holders pursuant to this Agreement, the price, underwriting discount and other financial terms of the related underwriting agreement for the Registrable Securities shall be determined by the Holders of a majority of the Registrable Securities included in such underwritten offering.

(c) Suspended Distributions.   Each Person that is participating in any registration under this Agreement, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(a)(vi), shall immediately discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person's receipt of the copies of a supplemented or amended prospectus as contemplated by Section 5(a)(vi). In the event the Company has given any such notice, the applicable time period set forth in Section 2(c)(i) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 8(c) to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 5(a)(vi).

Section 9. Additional Parties; Joinder.   Subject to the prior written consent of the holders of a majority of the Registrable Securities, the Company may permit any Person who acquires Common Stock or rights to acquire Common Stock from the Company after the date hereof (the "Acquired Common") to become a party to this Agreement and to succeed to all of the rights and obligations of a "holder of Registrable Securities" under this Agreement by obtaining an executed joinder to this Agreement from such Person in the form of Exhibit A attached hereto (a "Joinder"). Upon the execution and delivery of a Joinder by such Person, the Common Stock acquired by such Person shall constitute Registrable Securities and such Person shall be a Holder of Registrable Securities under this Agreement with respect to the Acquired Common, and the Company shall add such Person's name and address to the Schedule of Investors hereto and circulate such information to the parties to this Agreement.

Section 10.  Current Public Information.   At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such Holders to sell Registrable Securities pursuant to Rule 144. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

Section 11.  Transfer of Registrable Securities.   Notwithstanding anything to the contrary contained herein, except in the case of (i) a transfer to the Company, (ii) a transfer or other distribution by any Investor or any of its Affiliates to its Affiliates, limited partners or members, (iii) a Public Offering, (iv) a sale pursuant to Rule 144 or (v) a transfer in connection with a Sale of the Company, prior to transferring any Registrable Securities to any Person (including, without limitation, by operation of law), the transferring Holder shall cause the prospective transferee to execute and deliver to the Company a Joinder agreeing to be bound by the terms of this Agreement. Any transfer or attempted transfer of any Registrable Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Registrable Securities as the owner thereof for any purpose.

Section 12. General Provisions.

(a) Amendments and Waivers.   Except as otherwise provided herein, the provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company and holders of a majority of the Registrable Securities; provided that no such amendment, modification or waiver that would materially and adversely affect a Holder or group of holders of Registrable Securities in a manner materially different than any other Holder or group of holders of Registrable Securities (other than amendments and modifications required to implement the provisions of Section 9), shall be effective against such Holder or group of holders of Registrable Securities without the consent of the holders of a majority of the Registrable Securities that are held by the group of Holders that is materially and adversely affected thereby. The failure or delay of any Person to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Person thereafter to enforce each and every provision of this Agreement in accordance with its terms. A waiver or consent to or of any breach or default by any Person in the performance by that Person of his, her or its obligations under this Agreement shall not be deemed to be a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person under this Agreement.

(b) Remedies.   The parties to this Agreement and their successors and assigns shall be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto and their successors and assigns agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to any other rights and remedies existing hereunder, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(c) Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited, invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such prohibition, invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein.

(d) Entire Agreement.    Except as otherwise provided herein, this Agreement contains the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

(e) Successors and Assigns.    This Agreement shall bind and inure to the benefit and be enforceable by the Company and its successors and assigns and the holders of Registrable Securities and their respective successors and assigns (whether so expressed or not), in each case that are permitted transferees, successors or assigns pursuant to Section 10.3 of the Securities Purchase Agreement. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

(f) Notices.    Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; but if not, then on the next Business Day, (iii) one Business Day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three Business Days after it is mailed to the recipient by first class mail, return receipt requested. Such notices, demands and other communications shall be sent to the Company at the address specified below and to any holder of Registrable Securities or to any other party subject to this Agreement at such address as indicated on Schedule of Investors hereto, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any party may change such party's address for receipt of notice by giving prior written notice of the change to the sending party as provided herein. The Company's address is:

Rimini Street, Inc.
3993 Howard Hughes Parkway, Suite 500
Las Vegas, Nevada 29169
Attention: General Counsel
Email: dwinslow@riministreet.com

With a copy to:

Rimini Street, Inc.
3993 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
Attention: Andrew Terry, Group Vice President and Associate General Counsel, Corporate
Email: aterry@riministreet.com

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(g) Business Days.    If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday.

(h) Governing Law.    The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(i) MUTUAL WAIVER OF JURY TRIAL.    AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(j) CONSENT TO JURISDICTION AND SERVICE OF PROCESS.   EACH OF THE PARTIES, AND EACH OF THEIR SUCCESSORS AND ASSIGNS, IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE OR ANY DELAWARE STATE COURT, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES, AND EACH OF THEIR SUCCESSORS AND ASSIGNS, HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY'S RESPECTIVE ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES, AND EACH OF THEIR SUCCESSORS AND ASSIGNS, HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(k) No Recourse.    Notwithstanding anything to the contrary in this Agreement, the Company and each holder of Registrable Securities agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement, shall be had against any current or future director, officer, employee, general or limited partner or member of any holder of Registrable Securities or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any holder of Registrable Securities or any current or future member of any holder of Registrable Securities or any current or future director, officer, employee, partner or member of any holder of Registrable Securities or of any Affiliate or assignee thereof, as such for any obligation of any holder of Registrable Securities under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(l) Descriptive Headings; Interpretation.    The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

(m) No Strict Construction.    The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

(n) Counterparts.    This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

(o) Electronic Delivery.    This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(p) Further Assurances.    In connection with this Agreement and the transactions contemplated hereby, upon the written request of the Company, each holder of Registrable Securities shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.

*   *   *   *   *

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

RIMINI STREET, INC.

By:	/s/ Seth A. Ravin
Name:	Seth A. Ravin
Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

ADAMS STREET RIMINI AGGREGATOR LLC

By: Adams Street Partners, LLC
Its: Manager

By:	/s/ Craig D. Waslin
Name:	Craig D. Waslin
Title:	Partner

[Signature Page to Registration Rights Agreement]

COLBECK STRATEGIC LENDING MASTER, L.P.

By: Colbeck Capital Management, LLC
Its: Investment Manager

By:	/s/ Baabur Khondker
Name:	Baabur Khondker
Title:	Chief Financial Officer

[Signature Page to Registration Rights Agreement]

KINGSTOWN PARTNERS MASTER LTD.

By: Kingstown Partners Master Ltd.

By:	/s/ Michael Blitzer
Name:	Michael Blitzer
Title:	Director

kingstown partners ii, l.p.

By: Kingstown Capital Partners, LLC
Its: General Partner

By:	/s/ Michael Blitzer
Name:	Michael Blitzer
Title:	Managing Member

ktown, lp

By: Kingstown Capital Partners, LLC
Its: General Partner

By:	/s/ Michael Blitzer
Name:	Michael Blitzer
Title:	Managing Member

kingfishers lp

By: Kingstown Capital Partners, LLC
Its: General Partner

By:	/s/ Michael Blitzer
Name:	Michael Blitzer
Title:	Managing Member

[Signature Page to Registration Rights Agreement]

RADCLIFF RIVER I LLC

By: Radcliff SPV Manager LLC
Its: Manager

By:	/s/ Eli Goldstein
Name:	Eli Goldstein
Title:	Manager

[Signature Page to Registration Rights Agreement]

vpc special opportunities
fund iii onshore, l.p.

By: VPC Special Opportunities Fund III GP, L.P.
Its: General Partner

By: VPC Special Opportunities III UGP, LLC
Its: General Partner

By:	/s/ Scott Zemnick
Name:	Scott Zemnick
Title:	General Counsel

[Signature Page to Registration Rights Agreement]

Adams Street 2007 Direct Fund, L.P.

By: ASP 2007 Direct Management, LLC
Its: General Partner

By: Adams Street Partners, LLC
Its: Managing Member

By:	/s/ Robin Murray
Name:	Robin Murray
Title:	Partner

Adams Street 2008 Direct Fund, L.P.

By: ASP 2008 Direct Management, LLC
Its: General Partner

By: Adams Street Partners, LLC
Its: Managing Member

By:	/s/ Robin Murray
Name:	Robin Murray
Title:	Partner

Adams Street 2009 Direct Fund, L.P.

By: ASP 2009 Direct Management, LLC
Its: General Partner

By: Adams Street Partners, LLC
Its: Managing Member

By:	/s/ Robin Murray
Name:	Robin Murray
Title:	Partner

[Signature Page to Registration Rights Agreement]

NORTH HAVEN CREDIT PARTNERS II L.P.

By: MS Credit Partners II GP L.P.
Its: General Partner

By: MS Credit Partners GP Inc.
Its: General Partner

By:	/s/ Ashwin Krishnan
Name:	Ashwin Krishnan
Title:	Managing Director

[Signature Page to Registration Rights Agreement]

SCHEDULE OF INVESTORS

Investor	Notice Information
VPC Special Opportunities Fund III Onshore, L.P.	c/o Victory Park Capital Advisors, LLC
150 North Riverside Plaza, Suite 5200
Chicago, Illinois 60606
Attention: Charles Asfour
Scott Zemnick, Esq.

with a copy to:

Kirkland & Ellis LLP
300 N LaSalle
Chicago, IL 60654
Attention: Sanford E. Perl, P.C.
Ryan D Harris, P.C.

Adams Street Rimini Aggregator LLC	c/o Adam Street Partners, LLC
One North Wacker Drive, Suite 220
Chicago, IL 60606
Attention: David Brett
Alex Kessel

with a copy to:

Proskauer Rose LLP
One International Place
Boston, MA 02110-2600
Attention: Ori Solomon

Adams Street 2007 Direct Fund, L.P.	c/o Adam Street Partners, LLC
Adams Street 2008 Direct Fund, L.P.	2500 Sand Hill Road, Suite 100
Adams Street 2009 Direct Fund, L.P	Menlo Park, CA 94025
Attention: Robin Murray

with a copy to:

DLA Piper LLP
401 Congress Avenue, Suite 2500
Austin, TX 78701-3799
Attention: John J. Gilluly III

Radcliff River I LLC	c/o The Radcliff Companies
347 Bowery, 2nd Floor
New York, NY 10003
Attention: Eli Goldstein
Evan Morgan

with a copy to:

Latham & Watkins LLP
555 Eleventh Street, NW
Suite 1000
Washington, D.C. 20004-1304
Attention: Paul F. Sheridan, Jr.
J. Cory Tull

Colbeck Strategic Lending Master, L.P.	c/o Colbeck Capital Management
888 Seventh Avenue, 29th Floor
New York, NY 10106
Attention: Morris Beyda

with copies to:

Aequum Law, LLC
555 Madison Avenue, 5th Floor
New York, NY 10022
Attention: John J. Altorelli, Esq.

and

Covington & Burling LLP
The New York Times Building
620 Eighth Avenue
New York, NY 10018-1405
Attention: Jeffrey Potash
Amy Wollensack

Kingstown Partners Master Ltd.	c/o Kingstown Capital Management, LP
Kingstown Partners II, L.P.	100 Park Ave #2100
Ktown, LP	New York, NY 10017
Kingfishers LP	Attention: Patrick Levens

North Haven Credit Partners II, L.P., a Delaware limited partnership	Morgan Stanley
1585 Broadway, 39th Floor
New York, NYC 10036
Attention: Debra Abramovitz
Aleksandar Nikolic
Ashwin Krishan

Sanne Fund Administration Services, LLC
1359 Broadway, 12th Floor
New York, NY 10018

with a copy to:

Proskauer Rose LLP
One International Place
Boston, MA 02110-2600
Attention: Ori Solomon

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

Joinder

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement dated as of [•], 2018 (as the same may hereafter be amended, the "Registration Rights Agreement"), among Rimini Street, Inc., a Delaware corporation (the "Company"), and the other person named as parties therein.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as a holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned's ____________ shares of Common Stock shall be included as Registrable Securities under the Registration Rights Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the ___ day of ____________, ____.

Signature of Stockholder

Print Name of Stockholder

Address:

Agreed and Accepted as of
.

RIMINI STREET, INC.

By:

Its:

A-1

Exhibit 10.3

SECURITY AGREEMENT

dated as of

July 19, 2018
among

THE GRANTORS IDENTIFIED HEREIN

and

VICTORY PARK MANAGEMENT, LLC,
as Administrative Agent

	ARTICLE I

	Definitions

SECTION 1.01	Secured Transaction Documents; Uniform Commercial Code	1
SECTION 1.02	Other Defined Terms	1

	ARTICLE II

	Pledge of Securities

SECTION 2.01	Pledge	6
SECTION 2.02	Delivery of the Pledged Securities	7
SECTION 2.03	Representations, Warranties and Covenants	8
SECTION 2.04	Certification of Limited Liability Company and Limited Partnership Interests	9
SECTION 2.05	Registration in Nominee Name; Denominations	10
SECTION 2.06	Voting Rights; Dividends and Interest	10

	ARTICLE III

	Security Interests in Personal Property

SECTION 3.01	Security Interest	12
SECTION 3.02	Representations and Warranties	13
SECTION 3.03	Covenants	15

	ARTICLE IV

	Remedies

SECTION 4.01	Remedies Upon Default	18
SECTION 4.02	Application of Proceeds	19
SECTION 4.03	Grant of License to Use Intellectual Property	19
SECTION 4.04	Effect of Securities Laws	20
SECTION 4.05	Deficiency	20

	ARTICLE V

	Subordination

SECTION 5.01	Subordination	20

-ii-

	ARTICLE VI

	Miscellaneous

SECTION 6.01	Notices	20
SECTION 6.02	Waivers; Amendment	21
SECTION 6.03	Administrative Agent’s Fees and Expenses; Indemnification	21
SECTION 6.04	[Reserved]	21
SECTION 6.05	Survival of Agreement	21
SECTION 6.06	Counterparts; Effectiveness; Several Agreement	22
SECTION 6.07	Severability	22
SECTION 6.08	Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process	22
SECTION 6.09	Headings	22
SECTION 6.10	Security Interest Absolute	22
SECTION 6.11	Termination, Release or Subordination	23
SECTION 6.12	Additional Grantors	23
SECTION 6.13	Administrative Agent Appointed Attorney-in-Fact	23
SECTION 6.14	General Authority of the Administrative Agent	24
SECTION 6.15	Reasonable Care	24
SECTION 6.16	Delegation; Limitation	24
SECTION 6.17	Reinstatement	24

Schedules

Schedule I	Subsidiary Parties
Schedule II	Pledged Equity and Pledged Debt
Schedule III	Commercial Tort Claims
Schedule IV	Locations of Equipment and Inventory
Schedule V	Intellectual Property

Exhibits

Exhibit I	Form of Security Agreement Supplement
Exhibit II	[Reserved]
Exhibit III	Form of Patent Security Agreement
Exhibit IV	Form of Trademark Security Agreement
Exhibit V	Form of Copyright Security Agreement

-iii-

SECURITY AGREEMENT dated as of July 19, 2018 (as amended, restated, amended and restated, supplemented and otherwise modified from time to time, the “Agreement”), by and among the Grantors (as defined below) and Victory Park Management, LLC, as Administrative Agent for the Secured Parties (in such capacity and together with its successors and permitted assigns in such capacity, the “Administrative Agent”).

Reference is made to the Agreement Among Noteholders dated as of the date hereof (as amended, restated, amended and restated, refinanced, replaced, supplemented or otherwise modified from time to time, the “Agreement Among Noteholders”), among the holders from time to time party thereto (together with their successors and assigns, the “Holders” and “Secured Parties”), Rimini Street, Inc., a Delaware corporation (the “Debtor”), and Victory Park Management, LLC, as Administrative Agent. Debtor has entered into those certain Convertible Secured Promissory Notes dated as of even date herewith (such Convertible Secured Promissory Notes, as from time to time amended, supplemented, restated, modified, replaced or refinanced in whole or in part, the “Notes”), among Debtor, as borrower, and the Holders, pursuant to which the Holders have agreed to advance funds and extend credit to Debtor. The obligations of the Holders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Debtor and the Subsidiary Parties who are affiliates of the Debtor, will derive substantial benefits from the extension of credit to the Debtor pursuant to the Notes, and are willing to execute and deliver this Agreement in order to induce the Holders to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01      Secured Transaction Documents; Uniform Commercial Code.

(a)      Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Notes and Agreement Among Noteholders. All terms defined in the UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the UCC.

SECTION 1.02      Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the UCC.

“Administrative Agent” has the meaning assigned to such term in the recitals of this Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Copyright License” means any written agreement, now or hereafter in effect, granting any use right to any third party under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter owned or acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the USCO.

“De Minimis Accounts” means deposit accounts or securities accounts of a Grantor with a balance not exceeding $500,000 at any time or an aggregate balance for all such deposit accounts and securities accounts not exceeding $1,000,000 at any time.

“Debtor” has the meaning assigned to such term in the recitals of this Agreement.

“Equity Interests” means with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“Excluded Accounts” means: payroll accounts, zero-balance accounts, disbursement accounts, employee benefit accounts, withholding tax and other fiduciary accounts, escrow accounts in respect of arrangements with non-affiliated third parties, worker’s compensation accounts, customs accounts, trust and tax withholding accounts which are funded by the Grantors in the ordinary course of business or as required by any requirement of law, cash collateral accounts subject to Liens permitted under the Securities Purchase Agreement, and De Minimis Accounts.

“Excluded Assets” means (i) Excluded Tax Collateral; (ii) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, provided that upon submission and acceptance by the USPTO of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral; (iii) any asset with respect to which the Administrative Agent in its sole discretion has determined that the costs of obtaining, perfecting or maintaining a security interest in such asset are excessive in relation to the benefit to the Holders afforded thereby; (iv) any of such Grantor's right, title or interest in any lease, permit, governmental authorization, license, license agreement, contract or agreement to which such Grantor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the express terms of such lease, permit, license, license agreement, contract or agreement result in a breach of the terms of, or constitute a default under, such lease, permit, license, license agreement, contract or agreement (other than to the extent that (A) any such term has been waived, (B) the consent of the other party to such lease, permit, license, license agreement, contract or agreement has been obtained, or (C) such terms would be rendered ineffective pursuant to Sections 9-406, 9-408, 9-409 of the UCC or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law (including bankruptcy laws) or principles of equity); provided, that (x) immediately upon the ineffectiveness, lapse, termination or waiver of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such right, title and interest as if such provision had never been in effect and (y) the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Administrative Agent's unconditional continuing security interest in and liens upon any rights or interests of a Grantor in or to (1) the proceeds of, or any monies due or to become due under, any such lease, permit, license, license agreement, contract or agreement (including any Accounts, proceeds of Inventory or Equity Interests), and (2) the proceeds from the sale, license, lease, or other dispositions of any such lease, permit, license, license agreement, contract or agreement; (v) any motor vehicles and other assets subject to certificates of title (other than to the extent a security interest can be perfected by the filing of a UCC-1 financing statement); (vi) any letter of credit rights (other than to the extent a security interest can be perfected by the filing of a UCC-1 financing statement) with a value less than $200,000 individually and $500,000 in the aggregate; (vii) or Commercial Tort Claims (other than to the extent a security interest can be perfected by the filing of a UCC-1 financing statement) with a value of less than $250,000; (viii) capital stock in a joint venture or other non-wholly-owned Subsidiary to the extent that granting a security interest in or Lien on such capital stock is not permitted by the governing documents of such joint venture or other non-wholly-owned Subsidiary or would require the consent of any Person who owns capital stock of such joint venture or non-wholly-owned Subsidiary (other than any Loan Party or its Subsidiaries) which consent has not been obtained; (ix) any governmental licenses or state or local franchises, charters or authorizations, to the extent security interests in such licenses, franchises, charters and authorizations are prohibited or restricted thereby; (x) any property or assets subject to a Lien with respect to any purchase money Indebtedness, capital lease obligations or other Indebtedness permitted pursuant to the terms of the Securities Purchase Agreement if the contract, agreement or document to which such Lien is granted (or in the contract, agreement or document providing for such capital lease obligations) prohibits or requires the consent of any Person as a condition to the creation of any other Lien on such property or asset or if such creation would result in a default or termination under the relevant contract, agreement or document; (xi) any Excluded Accounts; (xii) Intellectual Property to the extent subsisting or arising under the laws outside of the United States; and (xiii) Excluded Tax Collateral.

“General Intangibles” has the meaning specified in Article 9 of the UCC.

“Grantor” means the Debtor, each Obligor that is a party hereto, and each Obligor that becomes a party to this Agreement after the Closing Date.

“Holders” has the meaning assigned to such term in the recitals of this Agreement.

“Intellectual Property” means all intellectual property of every kind and nature now owned or hereafter owned or acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, the intellectual property rights in software and databases and related documentation and all additions and improvements to the foregoing, and renewals and extensions thereof.

“Intellectual Property Security Agreements” means the short-form Patent Security Agreement, short-form Trademark Security Agreement, and short-form Copyright Security Agreement, each substantially in the form attached hereto as Exhibits III, IV and V, respectively.

“License” means any Patent License, Trademark License, Copyright License or other Intellectual Property license or sublicense agreement to which any Grantor is a party.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” means all of the following now owned or hereafter owned or acquired by any Grantor: (a) all letters patent of the United States in or to which any Grantor now or hereafter owns or acquires any right, title or interest, all registrations and recordings thereof, and all applications for letters patent of the United States, including registrations, recordings and pending applications in the USPTO; and (b) all reissues, continuations, divisions, continuations-in-part, renewals, improvements or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Permitted Liens” means (i) Liens in respect of secured Indebtedness permitted to be incurred pursuant to the Securities Purchase Agreement, (ii) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), (iii) Liens that constitute banker’s Liens, rights of set-off, or similar rights as to deposit accounts, securities accounts, investment accounts or other funds maintained with a bank or other financial institution (but only to the extent such banker’s Liens, rights of set-off or other rights are in respect of customary service charges relative to such accounts and other funds, and not in respect of any loans or other extensions of credit by such bank or other financial institution to any Grantor), (iv) licenses not restricted by the terms of the Notes (including, without limitation, non-exclusive licenses and sublicenses of intellectual property rights), (v) any attachment or judgment Lien with respect to a judgment or decree (and pledges or cash deposits made in lieu of, or to secure the performance of appeal or other surety bonds related to such judgments or decrees), (vi) Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 60 days or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and reserves required by GAAP have been made, (vii) easements, covenants, conditions, rights of way, restrictions, building code and land use requirements of law, encroachments, zoning restrictions and other similar encumbrances on real property and minor irregularities in the title or survey matters thereto that do not secure obligations for the payment of money and do not materially impair the use or value of such property or its use by any Grantor or any of its Subsidiaries in the ordinary conduct of such Person’s business, (viii) Liens of landlords and mortgagees of landlords (a) arising by statute or under any lease or related contractual obligation entered into in the ordinary course of business, (b) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, or (c) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP, (ix) the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a capital lease), in each case extending only to such personal property, (x) Liens on assets of Debtor and its Subsidiaries (a) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (b) on specific items of inventory or other goods or assets and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods or assets in the ordinary course of business, (xi) Liens constituting rights of first refusal or similar contractual rights or restrictions on the capital stock of a joint venture pursuant to the applicable joint venture agreement and Liens arising from contractual restrictions arising in connection with agreements to sell the capital stock of a joint venture and (xii) ground leases in respect of real property on which facilities owned or leased by Debtor and its Subsidiaries are located.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means the Pledged Equity and Pledged Debt.

“Secured Obligations” shall mean (i) all Obligations owing to the Holders or the Administrative Agent by Debtor pursuant to the Notes, (ii) amounts owed by any guarantor pursuant to any Guaranty executed in connection with the Notes (including all reasonable costs and expenses (including, without limitation, to the extent permitted by law, reasonable attorneys' fees and other legal expenses) incurred by Administrative Agent or Holder, as applicable, in the enforcement and collection of such Guaranty) and (iii) all amounts owing to the Administrative Agent by Debtor pursuant to the terms of the Agreement Among Noteholders.

“Security Agreement Supplement” means an instrument substantially in the form of Exhibit I hereto.

“Security Interest” has the meaning assigned to such term in Section 3.01.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary Parties” means (a) the Subsidiaries identified on Schedule I and (b) each other Subsidiary that becomes a party to this Agreement as a Subsidiary Party after the Closing Date.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following now owned or hereafter owned or acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, trade dress, logos, designs, fictitious business names other source or business identifiers, now existing or hereafter owned, adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the USPTO or any similar offices in any State of the United States or any political subdivision thereof, and all extensions or renewals thereof, as well as any unregistered trademarks and service marks used by a Grantor; and (b) all goodwill connected with the use of and symbolized thereby.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided that, if the perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“USCO” means the United States Copyright Office.

“USPTO” means the United States Patent and Trademark Office.

ARTICLE II

Pledge of Securities

SECTION 2.01       Pledge. As security for the payment in full when due (whether at the stated maturity, by acceleration or otherwise) and performance of the Secured Obligations, each of the Grantors hereby pledges to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest:

(i)          all Equity Interests held by it, including without limitation, the Equity Interests which are listed on Schedule II, and any other Equity Interests obtained in the future by such Grantor and the certificates representing all such Equity Interests (the “Pledged Equity”); provided that the Pledged Equity shall not include Excluded Assets;

(ii)         (A) all debt securities owned by it, including without limitation, the debt securities which are listed opposite the name of such Grantor on Schedule II, (B) any debt securities obtained in the future by such Grantor and (C) the promissory notes and any other instruments evidencing such debt securities (the “Pledged Debt”); provided that the Pledged Debt shall not include any Excluded Assets;

(iii)        all other property that may be delivered to and held by the Administrative Agent pursuant to the terms of this Section 2.01;

(iv)        subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (i) and (ii) above;

(v)         subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii), (iii) and (iv) above; and

(vi)        all Proceeds of any of the foregoing

(the items referred to in clauses (i) through (vi) above being collectively referred to as the “Pledged Collateral”). For the avoidance of doubt, neither “Pledged Collateral” nor any defined term used therein shall include any Excluded Assets.

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 2.02      Delivery of the Pledged Securities.

(a)          As of the Closing Date, each Grantor has delivered or caused to be delivered to the Administrative Agent, for the benefit of the Secured Parties, any and all Pledged Equity evidenced by a certificate and, in the case of Pledged Debt, to the extent required to be delivered pursuant to Section 2.02(b) below. Each Grantor agrees promptly (but in any event within 10 Business Days after receipt by such Grantor or such longer period as the Administrative Agent may agree in its reasonable discretion) to deliver or cause to be delivered to the Administrative Agent, for the benefit of the Secured Parties, any and all Pledged Equity acquired after the Closing Date that is evidenced by a certificate.

(b)          Each Grantor will cause any indebtedness for borrowed money having an aggregate principal amount in excess of $250,000 owed to such Grantor by any Person that is evidenced by a duly executed promissory note to be pledged and delivered to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the terms hereof.

(c)          Upon delivery to the Administrative Agent, any Pledged Securities shall be accompanied by stock or security powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Administrative Agent. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be deemed to supplement Schedule II and made a part hereof; provided that failure to supplement Schedule II shall not affect the validity of such pledge of such Pledged Equity. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 2.03       Representations, Warranties and Covenants. Each Grantor represents, warrants and covenants to and with the Administrative Agent, for the benefit of the Secured Parties, on the date hereof that:

(a)          As of the date hereof, Schedule II includes all Equity Interests, debt securities and promissory notes required to be pledged by such Grantor hereunder;

(b)          the Pledged Equity has been duly and validly authorized and issued by the issuers thereof and are fully paid and non-assessable (if applicable);

(c)          except for the security interests granted hereunder, such Grantor (i) is the direct owner, beneficially and of record, of the Pledged Equity indicated on Schedule II, (ii) holds the same free and clear of all Liens, other than (A) Liens created by the Secured Transaction Documents and (B) Permitted Liens, and (iii) if requested by the Administrative Agent, will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however arising, of all Persons whomsoever;

(d)          as of the Closing Date, except (i) for restrictions and limitations imposed or permitted by the Secured Transaction Documents, or securities laws generally, and (ii) in the case of Pledged Equity of Persons that are not Subsidiaries, transfer restrictions that exist at the time of acquisition of Equity Interests in such Persons, the Pledged Collateral is freely transferable and assignable, and none of the Pledged Collateral is subject to any option, right of first refusal, shareholders agreement, charter or bylaw provisions or contractual restriction of any nature that could reasonably be expected to prohibit, impair, delay or otherwise affect, in each case, in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;

(e)          the execution and performance by the Grantors of this Agreement are within each Grantor’s corporate or limited liability company powers and have been duly authorized by all necessary corporate action or other organizational action;

(f)          no material consent or approval of any governmental authority is necessary to the validity of the pledge effected hereby, except for (i) approvals, consents, exemptions, authorizations, or other actions, notices or filings and registrations necessary to perfect the Liens on the Collateral granted by the Grantors in favor of the Secured Parties (or release existing Liens) under applicable laws of the United States or any political subdivision thereof, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make are immaterial;

(g)          by virtue of the execution and delivery by each Grantor of this Agreement, and delivery of the certificates, if any, evidencing the Pledged Equity to and continued possession by the Administrative Agent in the State of Illinois, the Administrative Agent for the benefit of the Secured Parties has a legal, valid and perfected first-priority lien upon and security interest in such Pledged Equity as security for the payment in full when due (whether at the stated maturity, by acceleration or otherwise) and performance of the Secured Obligations to the extent such perfection is governed by the UCC;

(h)          by virtue of (i) the filing of Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations prepared by the Administrative Agent based upon the information provided to the Administrative Agent for filing in the applicable filing office, in each case, as required by the Secured Transaction Documents, and (ii) delivery of the instruments or certificated securities, if any, evidencing the Pledged Debt to and continued possession of the Pledged Debt by the Administrative Agent in the State of Illinois, the Administrative Agent (for the benefit of the Secured Parties) has a legal, valid and perfected security interest in respect of all Collateral in which the Security Interest in the Pledged Debt may be perfected by filing or recording in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC or possession of the Pledged Debt; and

(i)          the pledge effected hereby is effective to vest in the Administrative Agent, for the benefit of the Secured Parties, the rights set forth herein of the Administrative Agent in the Pledged Collateral.

Subject to the terms of this Agreement, each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default, it will comply with instructions of the Administrative Agent with respect to the Equity Interests in such Grantor that constitute Pledged Equity hereunder without further consent by the applicable owner or holder of such Equity Interests.

SECTION 2.04       Certification of Limited Liability Company and Limited Partnership Interests. Each Grantor shall ensure that no interest in any limited liability company or limited partnership controlled by any Grantor that constitutes Pledged Equity is represented by a certificate unless such Pledged Equity is a “security” within the meaning of Article 8 of the UCC of the applicable jurisdiction. If, notwithstanding the foregoing, the Grantors obtain knowledge that any Pledged Equity that is not such a “security” is certificated, then the Grantors shall use commercially reasonable efforts to either destroy any such certificate or deliver any such certificate to the Administrative Agent in accordance with Section 2.02. If any limited liability company or limited partnership controlled by any Grantor that constitutes Pledged Equity includes in its limited liability company agreement or partnership agreement that any interests in such limited liability company or such limited partnership are a “security” as defined under Article 8 of the UCC, the applicable Grantor shall promptly certificate any Equity Interests in any such limited liability company or such limited partnership. To the extent an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 2.01 is certificated or becomes certificated and in either case is a “security” within the meaning of Article 8 of the UCC of the applicable jurisdiction, (i) each such certificate shall be delivered to the Administrative Agent, pursuant to Section 2.02(a) and (ii) such Grantor shall fulfill all other requirements under Section 2.02 applicable in respect thereof.

SECTION 2.05       Registration in Nominee Name; Denominations. If an Event of Default shall have occurred and be continuing, (a) the Administrative Agent, on behalf of the Secured Parties, shall have the right to hold the Pledged Equity in its own name as pledgee, the name of its nominee (as pledgee or as subagent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent and each Grantor will promptly give to the Administrative Agent copies of any written notices or other written communications received by it with respect to Pledged Equity registered in the name of such Grantor and (b) the Administrative Agent shall have the right to exchange the certificates representing Pledged Equity for certificates of smaller or larger denominations for any purpose consistent with this Agreement, to the extent permitted by the documentation governing such Pledged Securities.

SECTION 2.06       Voting Rights; Dividends and Interest.

(a)          Unless and until an Event of Default shall have occurred and be continuing and the Administrative Agent shall have elected to exercise its rights hereunder:

(i)          Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof and each Grantor agrees that it shall not exercise such rights in violation of this Agreement and the other Secured Transaction Documents.

(ii)         The Administrative Agent shall promptly (after advance written notice and at such Grantor’s sole expense) execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii)        Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Secured Transaction Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held for the benefit of the Administrative Agent and the Secured Parties and, in the case of Pledged Equity, shall be promptly (and in any event within 5 Business Days or such longer period as the Administrative Agent may agree in its reasonable discretion) delivered to the Administrative Agent in the same form as so received (with any endorsement reasonably requested by the Administrative Agent). So long as no Event of Default has occurred and is continuing, the Administrative Agent shall promptly deliver to each Grantor any Pledged Securities in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Securities permitted by the Secured Transaction Documents.

(b)          Upon the occurrence and during the continuance of an Event of Default and the election of the Administrative Agent to exercise its rights hereunder, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph 2.06(a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Grantor and shall be promptly (and in any event within 10 Business Days or such longer period as the Administrative Agent may agree in its reasonable discretion) delivered to the Administrative Agent upon demand in the same form as so received (with any endorsement reasonably requested by the Administrative Agent). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02.

(c)          Upon the occurrence and during the continuance of an Event of Default and the election of the Administrative Agent to exercise its rights hereunder, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph 2.06(a)(i) of this Section 2.06, and the obligations of the Administrative Agent under paragraph 2.06(a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.

(d)          In order to permit the Administrative Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request, but in any event solely after an Event of Default has occurred and is continuing, and each Grantor acknowledges that the Administrative Agent may utilize the power of attorney set forth in Section 6.13 herein in accordance with the terms thereof.

(e)          Any notice given by the Administrative Agent to the Debtor under Section 2.05 or this Section 2.06 (i) shall be given in writing, (ii) may be given with respect to one or more Grantors at the same or different times and (iii) may suspend the rights of one or more Grantors under paragraph 2.06(a)(i) or paragraph 2.06(a)(iii) of this Section 2.06 in part without suspending all such rights (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01       Security Interest.

(a)          As security for the payment in full when due (whether at the stated maturity, by acceleration or otherwise) and performance of the Secured Obligations, each Grantor hereby pledges to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in, all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter owned or acquired by such Grantor or in which such Grantor now has or at any time in the future may own or acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i)          all Accounts;

(ii)         all Chattel Paper;

(iii)        all Documents;

(iv)        all Equipment;

(v)         all General Intangibles;

(vi)        all Goods;

(vii)       all Instruments;

(viii)      all Inventory;

(ix)         all Investment Property;

(x)          all books and records pertaining to the Article 9 Collateral;

(xi)         all Letter-of-Credit Rights;

(xii)        all Intellectual Property;

(xiii)       all Commercial Tort Claims listed on Schedule III and on any supplement thereto received by the Administrative Agent pursuant to Section 3.03(g);

(xiv)      all Money; and

(xv)       to the extent not otherwise included, all Proceeds, products, accessions, rents and profits of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that, notwithstanding anything to the contrary in this Agreement, (i) this Agreement shall not constitute a grant of a security interest in any Excluded Assets and (ii) the Article 9 Collateral (and any defined term therein) shall not include any Excluded Assets.

(b)          Each Grantor hereby irrevocably authorizes the Administrative Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any financing statements with respect to the Collateral or any part thereof and amendments thereto and continuations thereof that (i) indicate the Collateral as “all assets of the Debtor, whether now existing or hereafter arising” or words of similar effect as being of an equal or lesser scope or with greater detail and (ii) contain the information required by Article 9 of the UCC or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor. Each Grantor agrees to provide such information to the Administrative Agent promptly upon any reasonable request.

(c)          The Security Interest is granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral; provided that the foregoing will not limit or otherwise affect the obligations and liabilities of the Grantors to the extent set forth herein and in the other Secured Transaction Documents.

(d)          The Administrative Agent shall be authorized to file with the USPTO or the USCO (or any successor office) such documents as may be necessary for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in United States registered or applied for Intellectual Property of each Grantor in which a security interest has been granted by such Grantor, and naming such Grantor as debtor and the Administrative Agent as secured party.

SECTION 3.02       Representations and Warranties. Each Grantor jointly and severally represents and warrants, as to itself, to the Administrative Agent and the other Secured Parties on the date hereof that:

(a)          Each Grantor has good record title to or valid rights in Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder (other than assets that are not material to the business of Debtor and its Subsidiaries, taken as a whole) and has full organizational power and authority to grant to the Administrative Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any governmental authority other than (i) any consent or approval that has been obtained or (ii) any consent or approval the failure of which to obtain is immaterial.

(b)          The Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations prepared by the Administrative Agent based upon the information provided to the Administrative Agent for filing in the applicable filing office (or specified by notice from the Debtor to the Administrative Agent after the Closing Date in the case of filings, recordings or registrations (other than filings required to be made in the USPTO and the USCO in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights), are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC.

(c)          Each Grantor represents and warrants that short-form Intellectual Property Security Agreements containing a description of all Article 9 Collateral consisting of material United States registered Patents (and Patents for which United States registration applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights, respectively (other than, in each case, any Excluded Assets), have been delivered to the Administrative Agent for recording by the USPTO and the USCO pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable (for the benefit of the Secured Parties). To the extent a security interest may be perfected by filing, recording or registration in the USPTO or the USCO under the Federal intellectual property laws, then no further or subsequent filing, re-filing, recording, rerecording, registration or reregistration is necessary (other than (i) such filings and actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of United States registered or applied for Patents, Trademarks and Copyrights acquired or owned by any Grantor after the date hereof and (ii) the UCC financing and continuation statements contemplated in Section 3.02(b)).

(d)          The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment in full when due (whether at the stated maturity, by acceleration or otherwise) and performance of the Secured Obligations and (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than (i) any statutory or similar Lien that has priority as a matter of Law and (ii) Permitted Liens.

(e)          The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens permitted pursuant to the Secured Transaction Documents and Permitted Liens. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the UCC or any other applicable laws covering any Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the USPTO or the USCO or (iii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to the Secured Transaction Documents or Permitted Liens.

(f)          As of the date hereof, no Grantor has any Commercial Tort Claim in respect of which a complaint or a counterclaim has been filed by such Grantor, seeking damages in an amount reasonably estimated to exceed $250,000, other than the Commercial Tort Claims listed on Schedule III.

(g)        As of the date hereof, Schedule IV lists the locations at which all material Inventory and Equipment (other than (x) mobile goods, (y) Inventory or Equipment in transit or out for repair or refurbishment and (z) Equipment in the possession of employees of the Grantors in the ordinary course of business) are maintained.

SECTION 3.03       Covenants.

(a)          The Debtor agrees to notify the Administrative Agent in writing (x) promptly, but at any event thirty (30) days prior to (or such shorter period as the Administrative Agent may agree in its reasonable discretion) any change in (i) the legal name of any Grantor, (ii) the identity or type of organization or corporate structure of any Grantor, (iii) the jurisdiction of organization of any Grantor and (iv) the creation or acquisition of any new Subsidiary, (y) promptly, but at any event thirty (30) days prior to (or such shorter period as the Administrative Agent may agree in its reasonable discretion) after any change in the chief executive office of any Grantor and (z) promptly, but at any event thirty (30) days prior to (or such shorter period as the Administrative Agent may agree in its reasonable discretion), any new location where any material Inventory or Equipment (other than (x) mobile goods, (y) Inventory or Equipment in transit or out for repair or refurbishment, and (z) Equipment in the possession of employees of the Grantors in the ordinary course of business) are kept.

(b)          Each Grantor shall, at its own expense, upon the reasonable request of the Administrative Agent, take any and all commercially reasonable actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Administrative Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to the Secured Transaction Documents (except to the extent that the Administrative Agent agrees (in its sole discretion) that the cost of such defense is excessive in relation to the benefit to the Secured Parties of such security interest and priority); provided that, nothing in this Agreement shall prevent any Grantor from discontinuing the operation or maintenance of any of its assets or properties if such discontinuance is permitted by the Secured Transaction Documents or such Grantor determines in its reasonable business judgment that such assets or properties are no longer used or useful.

(c)          Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith.

(d)          At its option, upon five (5) Business Days’ prior written notice to the Debtor, the Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to the Secured Transaction Documents, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Secured Transaction Documents and within a reasonable period of time after the Administrative Agent has required that it do so, and each Grantor jointly and severally agrees to reimburse the Administrative Agent pursuant to the terms of the Secured Transaction Documents. Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Secured Transaction Documents.

(e)          If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly grant a security interest to the Administrative Agent for the benefit of the Secured Parties to the extent not already granted pursuant to this Agreement. Such grant need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(f)          Intellectual Property Covenants.

(i)          Other than to the extent not prohibited herein or in the Secured Transaction Documents or with respect to registrations and applications no longer used or useful, with respect to registration or pending application of each item of its Intellectual Property for which such Grantor has standing to do so, each Grantor agrees to take, at its expense, all reasonable steps, including, without limitation, in the USPTO, the USCO and any other governmental authority located in the United States, to pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application now or hereafter included in the Intellectual Property of such Grantor.

(ii)         Other than to the extent not prohibited herein or in the Secured Transaction Documents, or with respect to registrations and applications no longer used or useful, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property, excluding Excluded Assets, would lapse, be terminated or placed in the public domain (or in the case of a trade secret, become publicly known).

(iii)        Other than as excluded or as not prohibited herein or in the Secured Transaction Documents, or with respect to Patents, Copyrights or Trademarks which are no longer used or useful in the applicable Grantor’s business operations, each Grantor shall take all reasonable steps to preserve and protect each item of its Intellectual Property, including, without limitation, maintaining the quality of any and all material products or services used or provided in connection with any of the material Trademarks, consistent with the quality of the products and services as of the Closing Date, and taking reasonable steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to standards of quality.

(iv)        At least once per fiscal quarter, the Debtor shall provide a list of any additional registrations of Intellectual Property of all Grantors not previously disclosed to the Administrative Agent including such information as is necessary for such Grantor to make appropriate filings in the USPTO and USCO.

(g)          Commercial Tort Claims. If the Grantors shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated by such Grantor to exceed $250,000 for which this clause has not been satisfied and for which a complaint or counterclaim in a court of competent jurisdiction has been filed, such Grantor shall, within thirty (30) days (or such longer period as the Administrative Agent may agree in its reasonable discretion) in which such complaint was filed, notify the Administrative Agent thereof in a writing signed by such Grantor including a summary description of such claim and grant to the Administrative Agent, for the benefit of the Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement.

(h)          Post-Closing Covenants.

(i)          As soon as reasonably practicable, but in no event later than forty-five (45) days after the Closing Date (as such date may be extended at the sole discretion of the Administrative Agent), the Grantors shall deliver or cause to be delivered to the Administrative Agent, pursuant to Section V(6) of the Notes, with respect to each US Deposit Account of the Grantors other than Excluded Accounts, a "springing" deposit account control agreement covering such account, in form and substance reasonably satisfactory to the Administrative Agent.

(ii)         As soon as reasonably practicable, but in no event later than thirty (30) days after the Closing Date (as such date may be extended at the sole discretion of the Administrative Agent), the Grantors shall deliver or cause to be delivered to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent, the insurance certificates and related endorsements required pursuant to Section V(3) of the Notes.

ARTICLE IV

Remedies

SECTION 4.01       Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Administrative Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Secured Obligations under the UCC or other applicable law and also may (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Administrative Agent, promptly assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place and time to be designated by the Administrative Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; provided that the Administrative Agent shall provide the applicable Grantor with written notice thereof prior to such occupancy; (iii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Administrative Agent shall provide the applicable Grantor with written notice thereof prior to such exercise; and (iv) subject to the mandatory requirements of applicable law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Secured Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any law now existing or hereafter enacted.

The Administrative Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is commercially reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by Law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. No Grantor shall be entitled to the return of the Collateral or any portion thereof upon completion of a sale in accordance with the terms hereof, notwithstanding the fact that after such sale has been completed, all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

SECTION 4.02       Application of Proceeds. The Administrative Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in accordance with the Secured Transaction Documents.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

The Administrative Agent shall have no liability to any of the Secured Parties for actions taken in reliance on information supplied to it as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Secured Obligations, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Administrative Agent pursuant to this Section 4.02 shall be final (absent manifest error).

SECTION 4.03       Grant of License to Use Intellectual Property. For the exclusive purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement at and during the continuance of such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies at any time after and during the continuance of an Event of Default, each Grantor hereby grants to the Administrative Agent a nonexclusive, royalty-free, limited license (until the termination or cure of the Event of Default) to use, license or sublicense any of the Intellectual Property now owned or hereafter owned or acquired by such Grantor, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software used for the compilation or printout thereof. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may also exercise the rights afforded under Section 4.01 of this Agreement with respect to Intellectual Property contained in the Article 9 Collateral.

SECTION 4.04       Effect of Securities Laws. Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the applicable issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

SECTION 4.05       Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and, to the extent set forth herein and in the other Secured Transaction Documents, the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

ARTICLE V

Subordination

SECTION 5.01       Subordination.

(a)          Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors to indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full of the Secured Obligations. No failure on the part of the Debtor or any Grantor to make the payments required under applicable law or otherwise shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the Secured Obligations of such Grantor hereunder.

(b)          Each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default, all indebtedness owed to it by any other Grantor shall be fully subordinated to the payment in full of the Secured Obligations.

ARTICLE VI

Miscellaneous

SECTION 6.01       Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in the Secured Transaction Documents.

SECTION 6.02       Waivers; Amendment.

(a)          No failure or delay by any Secured Party in exercising any right, remedy, power or privilege hereunder or under any other Secured Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Secured Parties herein provided, and provided under each other Secured Transaction Document, are cumulative and are not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b)          Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to the Secured Transaction Documents.

SECTION 6.03       Administrative Agent’s Fees and Expenses; Indemnification.

(a)          The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its reasonable out-of-pocket expenses incurred hereunder and indemnity for its actions in connection herewith as provided in Section 4.1 of the Agreement Among Noteholders.

(b)          Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Secured Transaction Documents. The provisions of this Section 6.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Secured Transaction Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Secured Transaction Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 6.03 shall be payable within 30 days of written demand therefor (including documentation reasonably supporting such request).

SECTION 6.04       [Reserved].

SECTION 6.05       Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors hereunder and in the other Secured Transaction Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Secured Transaction Documents, and shall continue in full force and effect as long as this Agreement has not been terminated or released pursuant to Section 6.11 below.

SECTION 6.06       Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic communication of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Grantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Administrative Agent and the other Secured Parties and their respective permitted successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) without the prior written consent of the Administrative Agent. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 6.07       Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 6.08       Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process.

(a)          THIS AGREEMENT AND EACH OTHER SECURED TRANSACTION DOCUMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE.

(b)          The terms of Section 4.10 of the Agreement Among Noteholders with respect to governing law, submission of jurisdiction, venue, waiver of jury trial and service of process are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

SECTION 6.09       Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 6.10       Security Interest Absolute. To the extent permitted by law, all rights of the Administrative Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Secured Transaction Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Secured Transaction Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense (other than defense of payment or performance) available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

SECTION 6.11       Termination, Release or Subordination.

(a)          This Agreement (other than with respect to provisions hereof that expressly survive termination), the Security Interest and all other security interests granted hereby shall terminate with respect to all Secured Obligations and any Liens arising therefrom shall be automatically released upon payment in full of all Secured Obligations. In addition. Liens on portions of the Collateral may be released in accordance with Section 3.7 of the Agreement Among Noteholders.

(b)          In connection with any termination or release pursuant to paragraph (a), the Administrative Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release and shall perform such other actions reasonably requested by such Grantor to effect such release, including delivery of certificates, securities and instruments. Any execution and delivery of documents pursuant to this Section 6.11 shall be without recourse to or warranty by the Administrative Agent.

SECTION 6.12       Additional Grantors. Pursuant to the Secured Transaction Documents, certain additional Subsidiaries of the Grantors may be required to enter into this Agreement as Grantors. Upon execution and delivery by the Administrative Agent and a Subsidiary of a Security Agreement Supplement, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder, except to the extent obtained on or prior to such date and in full force and effect on such date. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 6.13       Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent as the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof at any time after the occurrence and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest and shall automatically terminate upon the termination of this Agreement pursuant to Section 6.11(a) or, if sooner, upon the termination or release of such Grantor’s guarantee of the Secured Obligations. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, after the occurrence and during the continuance of an Event of Default and, to the extent reasonably practicable, notice by the Administrative Agent to the applicable Grantor of the Administrative Agent’s intent to exercise such rights, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) upon prior written notice to the Debtor, to send verifications of Accounts to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) upon prior written notice to the Debtor, to notify, or to require the Debtor or any Grantor to notify, Account Debtors to make payment directly to the Administrative Agent; (h) upon prior written notice to the Debtor, to otherwise communicate with any Account Debtor; (i) to make, settle and adjust claims in respect of Collateral under policies of insurance, endorse the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance; (j) to make all determinations and decisions with respect to policies of insurance; (k) to obtain or maintain the policies of insurance required by the Administrative Agent or to pay any premium in whole or in part relating thereto; and (l) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith, willful misconduct, or material breach of this Agreement or that of any of their Affiliates, directors, officers, employees, partners, advisors, counsel, agents, attorneys-in-fact or other representatives, in each case, as determined by a final non-appealable judgment of a court of competent jurisdiction. All sums disbursed by the Administrative Agent in connection with this paragraph shall be payable pursuant to the terms of the Secured Transaction Documents.

SECTION 6.14       General Authority of the Administrative Agent. By acceptance of the benefits of this Agreement and any other Secured Transaction Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Administrative Agent as its agent hereunder and under such other Secured Transaction Documents, (b) to confirm that the Administrative Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Secured Transaction Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Secured Transaction Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Secured Transaction Document and (d) to agree to be bound by the terms of this Agreement and any other Secured Transaction Documents.

SECTION 6.15       Reasonable Care. The Administrative Agent is required to use reasonable care in the custody and preservation of any of the Collateral in its possession; provided that the Administrative Agent shall be deemed to have used reasonable care in the custody and preservation of any of the Collateral, if such Collateral is accorded treatment substantially similar to that which the Administrative Agent accords its own property.

SECTION 6.16       Delegation; Limitation. The Administrative Agent may execute any of the powers granted under this Agreement and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible to the Holders for the gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care and without gross negligence or willful misconduct.

SECTION 6.17       Reinstatement. The obligations of the Grantors under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Debtor or other Obligor in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered by its authorized officer as of the date first above written.

RIMINI STREET, INC.

By:	/s/ Seth A. Ravin
Name: Seth A. Ravin
Title: Chief Executive Officer

[Signature Page to Security Agreement]

VICTORY PARK MANAGEMENT, LLC, as Administrative Agent

By:	/s/ Scott Zemnick
Name: Scott Zemnick
Title: Manager

[Signature Page to Security Agreement]

EXHIBIT I TO
SECURITY AGREEMENT

SECURITY AGREEMENT SUPPLEMENT, dated as of [___________], 201[_] (this “Security Agreement Supplement”), made by [______________________], a [_______________] (the “Additional Grantor”), in favor of Victory Park Management, LLC, as Administrative Agent for the Secured Parties (in such capacity and together with its successors and permitted assigns in such capacity, the “Administrative Agent”). Capitalized terms not defined herein shall have the meaning assigned to such terms in the Security Agreement (as defined below).

WITNESSETH:

WHEREAS, Rimini Street, Inc., a Delaware corporation (“Debtor”), the holders from time to time party thereto (together with their successors and assigns, the “Holders”), and Victory Park Management, LLC, as Administrative Agent, have entered into that certain Agreement Among Noteholders dated as of July 19, 2018 (as amended, restated, amended and restated, refinanced, replaced, supplemented or otherwise modified from time to time, the “Agreement Among Noteholders”);

WHEREAS, Debtor has also entered into those certain Convertible Secured Promissory Notes dated as of July 19, 2018 (such Convertible Secured Promissory Notes, as from time to time amended, supplemented, restated, modified, replaced or refinanced in whole or in part, the “Notes”), among Debtor, as borrower, and the Holders.

WHEREAS, in connection with the Agreement Among Noteholders and the Notes, the Debtor and certain Subsidiaries of the Debtor (other than the Additional Grantor) have entered into that certain Security Agreement, dated as of July 19, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), in favor of the Administrative Agent for the Secured Parties;

WHEREAS, the Agreement Among Noteholders and the Notes requires the Additional Grantor to become a party to the Security Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Security Agreement Supplement in order to become a party to the Security Agreement;

NOW, THEREFORE, IT IS AGREED:

1.          SECURITY AGREEMENT. By executing and delivering this Security Agreement Supplement, the Additional Grantor, as provided in Section 6.12 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. In furtherance of the foregoing, as security for the payment in full when due (whether at the stated maturity, by acceleration or otherwise) and the performance of the Secured Obligations, the Additional Grantor hereby pledges to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of such Additional Grantor’s right, title and interest in, to and under all of its Article 9 Collateral and all of the Pledged Collateral of such Additional Grantor, whether now owned or at any time hereafter owned or acquired by such Additional Grantor or in which such Additional Grantor now has or at any time in the future may own or acquire any right, title or interest. The information set forth in Annex 1-A is hereby added to the information set forth in Schedules [_____]1 to the Security Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 3.02 of the Security Agreement is true and correct on and as the date hereof (after giving effect to this Security Agreement Supplement) as if made on and as of such date.

1        Refer to each Schedule which needs to be supplemented.

2.          GOVERNING LAW. THIS SECURITY AGREEMENT SUPPLEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE.

IN WITNESS WHEREOF, the undersigned has caused this Security Agreement Supplement to be duly executed and delivered by its authorized officer as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

Exhibit I-2

EXHIBIT II

TO SECURITY AGREEMENT

[RESERVED]

EXHIBIT III
TO SECURITY AGREEMENT

FORM OF PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of [__________], 201[_] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of Victory Park Management, LLC, as Administrative Agent for the Secured Parties (in such capacity and together with its successors and permitted assigns in such capacity, the “Administrative Agent”).

WHEREAS, Rimini Street, Inc., a Delaware corporation, and certain other Grantors are party to a Security Agreement, dated as of July 19, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), between each of the Grantors and the other grantors party thereto and the Administrative Agent, pursuant to which the Grantors granted a security interest to the Administrative Agent in the Patent Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Administrative Agent as follows:

SECTION. 1.         Defined Terms

Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2.          Grant of Security Interest

As collateral security for the payment in full when due (whether at the stated maturity, by acceleration or otherwise) and performance of the Secured Obligations, each Grantor hereby pledges to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in, all right, title or interest in or to any and all of the following assets and properties (other than Excluded Assets) now owned or at any time hereafter owned or acquired by such Grantor or in which such Grantor now has or at any time hereafter owned or acquired by such Grantor or in which such Grantor now has or at any time in the future may own or acquire any right, title, or interest (collectively, the “Patent Collateral”):

(i)          (a) all letters patent of the United States in or to which any Grantor now or hereafter owns or acquires any right, title or interest, all registrations and recordings thereof, and all applications for letters patent of the United States, including registrations, recordings and pending applications in the USPTO including any of the foregoing listed in Schedule A; and (b) all reissues, continuations, divisions, continuations-in-part, renewals, improvements or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein, including any of the foregoing listed in Schedule A;

(ii)         any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement; and

(iii)        to the extent not otherwise included, all additions, improvements, Proceeds, products, accessions, rents, profits, renewals, extensions, rights to sue or otherwise recover for infringements or other violations thereof of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing throughout the world.

SECTION 3.          Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Administrative Agent for the Secured Parties pursuant to the Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4.          Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE.

SECTION 5.          Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

Exhibit III-2

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name:
Title:

[ADD SIGNATURE BLOCKS FOR ANY OTHER GRANTORS]

Exhibit III-3

VICTORY PARK MANAGEMENT, LLC,
as Administrative Agent

By:
Name:
Title:

Exhibit III-4

SCHEDULE A

to

PATENT SECURITY AGREEMENT

PATENTS AND PATENT APPLICATIONS

Title	Application No.	Filing Date	Patent No.	Issue Date

Exhibit III-5

EXHIBIT IV

TO SECURITY AGREEMENT

FORM OF TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of [__________], 201[_] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of Victory Park Management, LLC, as Administrative Agent for the Secured Parties (in such capacity and together with its successors and permitted assigns in such capacity, the “Administrative Agent”).

WHEREAS, Rimini Street, Inc., a Delaware corporation, and certain other Grantors are party to a Security Agreement, dated as of July 19, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) between each of the Grantors and the other grantors party thereto and the Administrative Agent, pursuant to which the Grantors granted a security interest to the Administrative Agent in the Trademark Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Administrative Agent as follows:

SECTION 1.          Defined Terms

Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2.          Grant of Security Interest

SECTION 2.1           As collateral security for the payment in full when due (whether at the stated maturity, by acceleration or otherwise) and performance of the Secured Obligations, each Grantor hereby pledges to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in, all right, title or interest in or to any and all of the following assets and properties (other than Excluded Assets) now owned or at any time hereafter owned or acquired by such Grantor or in which such Grantor now has or at any time hereafter owned or acquired by such Grantor or in which such Grantor now has or at any time in the future may own or acquire any right, title, or interest (collectively, the “Trademark Collateral” (which shall not include any Excluded Assets)):

(i)          (a) all trademarks, service marks, trade names, corporate names, trade dress, logos, designs, fictitious business names other source or business identifiers, now existing or hereafter owned, adopted or acquired, all registrations and recordings thereof, in each case subject to the laws of the United States, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the USPTO or any similar offices in any state of the United States or any political subdivision thereof, and all extensions or renewals thereof, as well as any unregistered trademarks and service marks used by a Grantor, including the United States registered or applied for Trademarks listed in Schedule A; and (b) all goodwill connected with the use of and symbolized thereby;

(ii)         any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement; and

(iii)        to the extent not otherwise included, all additions, improvements, Proceeds, products, accessions, rents, profits, renewals, extensions, rights to sue or otherwise recover for infringements or other violations thereof of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing throughout the world.

SECTION 2.2           Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include or the security interest granted under Section 2.1 hereof attach to any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law.

SECTION 3.          Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Administrative Agent for the Secured Parties pursuant to the Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4.          Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE.

Exhibit IV-2

SECTION 5.          Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

Exhibit IV-3

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name:
Title:

[ADD SIGNATURE BLOCKS FOR ANY OTHER GRANTORS]

Exhibit IV-4

VICTORY PARK MANAGEMENT, LLC,
as Administrative Agent

By:
Name:
Title:

Exhibit IV-5

SCHEDULE A

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND APPLICATIONS

Mark	Serial No.	Filing Date	Registration No.	Registration Date

Exhibit IV-6

EXHIBIT V

TO SECURITY AGREEMENT

FORM OF COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT, dated as of [__________], 201[_] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of Victory Park Management, LLC, as Administrative Agent for the Secured Parties (in such capacity and together with its successors and permitted assigns in such capacity, the “Administrative Agent”).

WHEREAS, Rimini Street, Inc., a Delaware corporation, and certain other Grantors are party to a Security Agreement, dated as of July 19, 2018 (as it amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), between each of the Grantors and the other grantors party thereto and the Administrative Agent, pursuant to which the Grantors granted a security interest to the Administrative Agent in the Copyright Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Administrative Agent as follows:

SECTION 1.          Defined Terms

Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2.          Grant of Security Interest

As collateral security for the payment in full when due (whether at the stated maturity, by acceleration or otherwise) and performance of the Secured Obligations, each Grantor hereby pledges to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in, all right, title or interest in or to any and all of the following assets and properties (other than any Excluded Assets) now owned or at any time hereafter owned or acquired by such Grantor or in which such Grantor now has or at any time hereafter owned or acquired by such Grantor or in which such Grantor now has or at any time in the future may own or acquire any right, title, or interest (collectively, the “Copyright Collateral”):

(i)          (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise including any of the United States registered or applied for Copyrights listed in Schedule A, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the USCO, including any of the foregoing listed in Schedule A;

(ii)         any written agreement, now or hereafter in effect, (i) granting any use right to any third party under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or (ii) granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement, including the exclusive Copyright Licenses granted to any Grantor listed in Schedule A; and

(iii)        to the extent not otherwise included, all additions, improvements, Proceeds, products, accessions, rents, profits, renewals, extensions, rights to sue or otherwise recover for infringements or other violations thereof of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing throughout the world.

SECTION 3.          Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Administrative Agent for the Secured Parties pursuant to the Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4.          Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE.

SECTION 5.          Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

Exhibit V-2

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name:
Title:

[ADD SIGNATURE BLOCKS FOR ANY OTHER GRANTORS]

Exhibit V-3

VICTORY PARK MANAGEMENT, LLC,
as Administrative Agent

By:
Name:
Title:

Exhibit V-4

SCHEDULE A

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND APPLICATIONS

Title	Application No.	Filing Date	Registration No.	Registration Date

EXCLUSIVE COPYRIGHT LICENSES

Description of Copyright License	Name of Licensor	Registration Number of underlying Copyright

Exhibit V-5

Exhibit 99.1

Rimini Street Completes $140 Million Refinancing

Transaction expected to unlock more than $95 million of cash flow over next three years

LAS VEGAS, July 19, 2018 – Rimini Street, Inc. (Nasdaq: RMNI), a global provider of enterprise software products and services, and the leading third-party support provider for Oracle and SAP software products, today announced it has completed the $140 million refinancing of its credit facility (the “Refinancing”) previously announced on June 18, 2018. Rimini Street stockholders approved the transaction on July 12, 2018.

As part of the Refinancing, a syndicate of investors participated in the private placement of $140 million of Series A convertible preferred stock and received 2,896,556 shares of common stock. The Refinancing is expected to reduce debt related costs that would have been incurred under the previous credit facility by more than $95 million over the next three years, free up cash flow for investment in growth and extend the expected “maturity” from June 2020 under the prior credit facility to July 2023, when the preferred equity may be redeemed by the holders if not already converted.

The Company used substantially all of the net proceeds from the Refinancing to repay in full the outstanding indebtedness and fees under its credit facility and terminated the credit facility. The aggregate cash payment to terminate the credit facility was $132.8 million and consisted of make-whole applicable premium of $7.3 million and an aggregate of $125.5 million for principal, accrued interest and fees.

Rimini Street Completes $140 Million Refinancing	page 2

The Series A convertible preferred stock issued in the Refinancing is subject to an original issuance discount of 5%, has a conversion price of $10.00 per common share (representing a 44% premium over the $6.95 closing price per common share on July 18, 2018), a cash dividend of 10% per annum and a payment-in-kind (PIK) dividend of 3% per annum. Rimini Street, under certain circumstances, may redeem for cash up to $80 million of the Series A convertible preferred stock within the initial three years, subject to make-whole dividends for that period, and after three years may redeem all of the preferred equity or force its conversion into common stock. Under certain circumstances, the investors may redeem their Series A preferred stock for secured promissory note obligations. Additional terms of the financing, including when the promissory notes may replace the preferred stock, can be found in the Company’s SEC filings, including the Current Report on Form 8-K filed today.

“Rimini Street has been providing value-driven, innovative support solutions and exceptional service that meet the support service needs of enterprise software licensees worldwide for over 13 years,” said Seth A. Ravin, Rimini Street CEO. “I am pleased that our investors overwhelmingly supported this $140 million Series A convertible preferred equity transaction, and the transaction was also approved unanimously by the disinterested directors of the Board. The Refinancing achieves one of our stated 2018 financial priorities by replacing our current credit facility with an equity instrument that provides the Company a significantly lower cost of capital, and more operational flexibility to invest for growth in new products, services and geographic expansion.”

Transaction Advisors

Cowen served as exclusive financial advisor and placement agent to Rimini Street. Gibson Dunn & Crutcher LLP acted as legal counsel to Rimini Street.

Rimini Street Completes $140 Million Refinancing	page 3

About Rimini Street, Inc.

Rimini Street, Inc. (Nasdaq: RMNI) is a global provider of enterprise software products and services, and the leading third-party support provider for Oracle and SAP software products, based on both the number of active clients supported and recognition by industry analyst firms. The Company has redefined enterprise software support services since 2005 with an innovative, award-winning program that enables licensees of IBM, Microsoft, Oracle, Salesforce, SAP and other enterprise software vendors to save up to 90 percent on total support costs. Clients can remain on their current software release without any required upgrades for a minimum of 15 years. Over 1,580 global Fortune 500, midmarket, public sector and other organizations from a broad range of industries currently rely on Rimini Street as their trusted, third-party support provider. To learn more, please visit http://www.riministreet.com, follow @riministreet on Twitter and find Rimini Street on Facebook and LinkedIn. (IR-RMNI)

Investor relations contact:
Dean Pohl
Rimini Street, Inc.
+1 925 523-7636
dpohl@riministreet.com

Media relations contact:
Michelle McGlocklin
Rimini Street, Inc.
+1 925 523-8414
mmcglocklin@riministreet.com

Rimini Street Completes $140 Million Refinancing	page 4

Forward-Looking Statements

Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may,” “should,” “would,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seem,” “seek,” “continue,” “future,” “will,” “expect,” “outlook” or other similar words, phrases or expressions. These forward-looking statements include, but are not limited to, statements regarding our expectations as to benefits of the financing transaction described herein, including projections of expected cash savings over the next three years and accelerated growth, future events, future opportunities and growth initiatives. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, continued inclusion in the Russell 2000 Index in the future, changes in the business environment in which Rimini Street operates, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which Rimini Street operates; adverse litigation developments or government inquiry; the final amount and timing of any refunds from Oracle related to our litigation; our ability to raise additional equity or debt financing on favorable terms; changes in taxes, laws and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the success of our recently introduced products and services, including Rimini Street Mobility, Rimini Street Analytics, Rimini Street Advanced Database Security, and services for Salesforce Sales Cloud and Service Cloud products; the loss of one or more members of Rimini Street’s management team; uncertainty as to the long-term value of RMNI common stock; and those discussed under the heading “Risk Factors” in Rimini Street’s Annual Report on Form 10-K filed on March 15, 2018, as updated from time to time by Rimini Street’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings by Rimini Street with the Securities and Exchange Commission. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this communication. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this communication.

# # #

© 2018 Rimini Street, Inc. All rights reserved. “Rimini Street” is a registered trademark of Rimini Street, Inc. in the United States and other countries, and Rimini Street, the Rimini Street logo, and combinations thereof, and other marks marked by TM are trademarks of Rimini Street, Inc. All other trademarks remain the property of their respective owners, and unless otherwise specified, Rimini Street claims no affiliation, endorsement, or association with any such trademark holder or other companies referenced herein.